                                                                   Exhibit 10.17

                                                                  EXECUTION COPY

================================================================================

                               CALPINE CORPORATION

                       SENIOR SECURED TERM LOANS DUE 2007

                                CREDIT AGREEMENT

                            Dated as of July 16, 2003

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
          Sole Lead Arranger, Sole Bookrunner and Administrative Agent

                             THE BANK OF NOVA SCOTIA
                         Arranger and Syndication Agent

              TD SECURITIES (USA) INC., ING (U.S.) CAPITAL LLC AND
                           LANDESBANK HESSEN-THURINGEN
                                  Co-Arrangers

                CREDIT LYONNAIS NEW YORK BRANCH AND UNION BANK OF
                                CALIFORNIA, N.A.
                                 Managing Agents

================================================================================

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                            ARTICLE I
                           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions..................................................................         3

SECTION 1.02.     Other Definitions............................................................        40

SECTION 1.03.     Rules of Construction........................................................        41

                                           ARTICLE II
                                         THE TERM LOANS

SECTION 2.01.     Term Loans...................................................................        42

SECTION 2.02.     Pro Rata Shares; Availability of Funds.......................................        43

SECTION 2.03.     Use of Proceeds..............................................................        44

SECTION 2.04.     Evidence of Debt; Register; Lenders' Books and Records; Notes................        44

SECTION 2.05.     Interest.....................................................................        45

SECTION 2.06.     Conversion/Continuation......................................................        46

SECTION 2.07.     Default Interest.............................................................        47

SECTION 2.08.     Fees.........................................................................        47

SECTION 2.09.     Scheduled Payments/Commitment Reductions.....................................        47

SECTION 2.10.     Voluntary Prepayments........................................................        49

SECTION 2.11.     Mandatory Offers.............................................................        51

SECTION 2.12.     Application of Prepayments...................................................        53

SECTION 2.13.     General Provisions Regarding Payments........................................        53

SECTION 2.14.     Ratable Sharing..............................................................        54

SECTION 2.15.     Making or Maintaining Eurodollar Rate Loans..................................        55

SECTION 2.16.     Increased Costs; Capital Adequacy............................................        57

SECTION 2.17.     Taxes; Withholding, etc......................................................        59

SECTION 2.18.     Removal or Replacement of a Lender...........................................        61

SECTION 2.19.     Additional Term Loans........................................................        62

                                           ARTICLE III
                                      CONDITIONS PRECEDENT

SECTION 3.01.     Closing Date.................................................................        65

SECTION 3.02.     Conditions to Each Term Loan.................................................        70

                                           ARTICLE IV
                                 REPRESENTATIONS AND WARRANTIES

                                            ARTICLE V
                                            COVENANTS

SECTION 5.01.     [Intentionally Omitted.].....................................................        81

SECTION 5.02.     [Intentionally Omitted.].....................................................        81

SECTION 5.03.     Reports......................................................................        81

SECTION 5.04.     Compliance Certificate.......................................................        82

SECTION 5.05.     Taxes........................................................................        83

SECTION 5.06.     Stay, Extension and Usury Laws...............................................        83

SECTION 5.07.     Restricted Payments..........................................................        83

SECTION 5.08.     Dividend and Other Payment Restrictions Affecting Subsidiaries...............        86

SECTION 5.09.     Incurrence of Indebtedness and Issuance of Preferred Stock...................        88

SECTION 5.10.     Asset Sales..................................................................        92

SECTION 5.11.     Transactions with Affiliates.................................................        95

SECTION 5.12.     Liens........................................................................        97

SECTION 5.13.     Limitation on Changes in the Nature of Business..............................        98

SECTION 5.14.     Corporate Existence..........................................................        98

SECTION 5.15.     Offer to Repurchase Upon Change of Control..................................         99

SECTION 5.16.     Limitation on Sale and Leaseback Transactions...............................        100

SECTION 5.17.     [Intentionally Omitted.]....................................................        100

SECTION 5.18.     [Intentionally Omitted.]....................................................        100

SECTION 5.19.     Limitation on Issuances of Guarantees of Indebtedness.......................        100

SECTION 5.20.     [Intentionally Omitted.]....................................................        101

SECTION 5.21.     Payments for Consent........................................................        101

SECTION 5.22.     Designation of Restricted and Unrestricted Subsidiaries.....................        101

SECTION 5.23.     Suspension of Covenants.....................................................        101

                                           ARTICLE VI
                                           SUCCESSORS

SECTION 6.01.     Merger, Consolidation, or Sale of Assets....................................        102

SECTION 6.02.     Successor Corporation Substituted...........................................        104

                                           ARTICLE VII
                                      DEFAULTS AND REMEDIES

SECTION 7.01.     Events of Default...........................................................        104

SECTION 7.02.     Acceleration................................................................        107

SECTION 7.03.     Other Remedies..............................................................        107

SECTION 7.04.     Waiver of Past Defaults.....................................................        107

SECTION 7.05.     Control by Majority.........................................................        108

SECTION 7.06.     [Intentionally Omitted.]....................................................        108

SECTION 7.07.     [Intentionally Omitted.]....................................................        108

SECTION 7.08.     Collection Suit by Administrative Agent.....................................        108

SECTION 7.09.     Priorities..................................................................        108

                                                   ARTICLE VIII
                                                      AGENTS

SECTION 8.01.     Appointment of Agents.......................................................        109

SECTION 8.02.     Powers and Duties...........................................................        109

SECTION 8.03.     General Immunity............................................................        109

SECTION 8.04.     Agents Entitled to Act as Lender............................................        110

SECTION 8.05.     Lenders' Representations, Warranties and Acknowledgment.....................        111

SECTION 8.06.     Right to Indemnity..........................................................        111

SECTION 8.07.     Successor Administrative Agent..............................................        112

                                           ARTICLE IX
                                     COLLATERAL AND SECURITY

                                            ARTICLE X
                                        RANKING OF LIENS

                                           ARTICLE XI
                                       COLLATERAL SHARING

SECTION 11.01.    Equal and Ratable Lien Sharing by holders of Parity Lien Debt...............        113

SECTION 11.02.    Enforcement.................................................................        113

SECTION 11.03.    Amendment...................................................................        114

                                           ARTICLE XII
                                      INTENTIONALLY OMITTED

                                          ARTICLE XIII
                                          MISCELLANEOUS

SECTION 13.01.    Notices.....................................................................        114

SECTION 13.02.    Expenses....................................................................        115

SECTION 13.03.    Indemnity...................................................................        116

SECTION 13.04.    Set-Off.....................................................................        117

SECTION 13.05.    Amendments and Waivers......................................................        117

SECTION 13.06.    Successors and Assigns; Participations......................................        119

SECTION 13.07.    Independence of Covenants...................................................        124

SECTION 13.08.    Survival of Representations, Warranties and Agreements......................        124

SECTION 13.09.    No Waiver; Remedies Cumulative..............................................        124

SECTION 13.10.    Marshalling; Payments Set Aside.............................................        124

SECTION 13.11.    Severability................................................................        124

SECTION 13.12.    Term Loan Obligations Several; Independent Nature of Lenders' Rights........        125

SECTION 13.13.    Headings....................................................................        125

SECTION 13.14.    Applicable Law..............................................................        125

SECTION 13.15.    Consent to Jurisdiction.....................................................        125

SECTION 13.16.    Waiver Of Jury Trial........................................................        125

SECTION 13.17.    Confidentiality.............................................................        126

SECTION 13.18.    Usury Savings Clause........................................................        127

SECTION 13.19.    Counterparts................................................................        128

SECTION 13.20.    Effectiveness...............................................................        128

SECTION 13.21.    Statements Required in Certificate or Opinion...............................        128

APPENDICES:  A                Initial Term Loan Commitments
             B                Notice Addresses

SCHEDULES:   1.01(a)          Mortgaged Properties
             1.01(b)          Pledged Subsidiaries
             4.01(c)          Capital Stock Matters
             4.01(aa)         Subsidiary Companies of Holding Companies
             4.01(cc)         First-Tier Public Utility Subsidiaries
             4.01(dd)         Exempt Wholesale Generators
             4.01(ee)         Texas Subsidiaries
             4.01(hh)         Retail Service Subsidiaries
             4.01(ii)         FERC Complaints

EXHIBITS:    A                Assignment Agreement
             B                Certificate Re Non-Bank Status
             C                Conversion/Continuation Notice
             D                Funding Notice
             E                Lender Addendum
             F                Lender Joinder Agreement
             G                Term Loan Note

This CREDIT AGREEMENT, dated as of July 16, 2003, is entered into by and among CALPINE CORPORATION, a Delaware corporation (the "Company"), the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (together with its successors in such capacity, the "Administrative Agent") and as Sole Lead Arranger and Sole Bookrunner (in such capacity, the "Sole Lead Arranger"), THE BANK OF NOVA SCOTIA, as Arranger and Syndication Agent, TD SECURITIES (USA) INC., ING (U.S.) CAPITAL LLC and LANDESBANK HESSEN-THURINGEN, as Co-Arrangers, and CREDIT LYONNAISE NEW YORK BRANCH and UNION BANK OF CALIFORNIA, N.A., as Managing Agents.

                                    RECITALS:

1. The Company intends to borrow $750,000,000 in aggregate principal amount of Term Loans (the "Initial Term Loans") under this Agreement.

2. The Company intends to issue (i) $500,000,000 in aggregate principal amount of Second-Priority Senior Secured Floating Rate Notes due 2007, (the "2007 Notes") pursuant to the Indenture, dated as of July 16, 2003 (the "2007 Indenture"), by and among the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (ii) $1,150,000,000 in aggregate principal of 8.50% Second Priority Senior Secured Notes due 2010, (the "2010 Notes") pursuant to the Indenture, dated as of July 16, 2003 (the "2010 Indenture"), by and among the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee") and (iii) $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2013, (the "2013 Notes", together with the 2007 Notes and the 2010 Notes, the "Initial Notes") pursuant to the Indenture, dated as of July 16, 2003 (the "2013 Indenture", together with the 2007 Indenture and the 2010 Indenture, the "Indentures"), by and among the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee", together with the 2007 Trustee and the 2010 Trustee, the "Trustees").

3. The Company intends to enter into an Amended and Restated Credit Agreement dated as of July 16, 2003 (as amended, modified, renewed, restated or replaced from time to time, the "Credit Agreement"), among, inter alia, the Company, the lenders referred to therein, and The Bank of Nova Scotia, as administrative agent, relating to a $500,000,000 senior secured credit facility to be made available in the form of revolving loans and term loans, including letters of credit to be issued thereunder.

4. Pursuant to the Guarantee and Collateral Agreement, dated as of July 16, 2003 (the "Guarantee and Collateral Agreement"), by and among the Company, the Canadian Guarantors (as defined below) and the Collateral Trustee (as defined below), the Canadian Guarantors shall guarantee, on a limited basis as provided therein, payment of the Initial Term Loans, all other Term Loan Obligations and all other Secured Obligations (such terms as defined below).

5. The Company intends to secure the Initial Term Loans, all other Term Loan Obligations and all other Secured Obligations, including its obligations under the Credit Agreement and any future Priority Lien Debt (as defined below), on a priority basis, and, subject to such priority, its obligations under the 2007 Notes, 2010 Notes, 2013 Notes and Initial Term Loans and any future Parity Lien Debt (as defined below) Equally and Ratably (as defined below), with security interests in all present and future Collateral (as defined below).

6. The Company has entered into the Collateral Trust Agreement (as defined below) which sets forth the terms on which the Company has appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer, enforce and distribute all Security Documents, and all guarantees granted thereunder, at any time delivered to the Collateral Trustee and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      Definitions.

"Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary.

         "Additional Notes" means, with respect to any series of the Initial Notes, Notes (other than the Initial Notes) issued under the applicable Indenture in accordance with Sections 2.02 and 4.09 thereof, as part of the same series as the applicable Initial Notes.

         "Adjusted Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the sum of the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Applicable Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

         "Administrative Agent" is defined in the Recitals hereto.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. For purposes of Section 5.11 herein, "Affiliate" shall also mean any Person of which the Company owns 10% or more of any class of Capital Stock or rights to acquire 10% or more of any class of Capital Stock and any Person who would be an Affiliate of any such Person pursuant to the first sentence hereof.

"Agents" means the Administrative Agent and the Sole Lead Arranger.

"Agreement" means this Credit Agreement, dated as of July 16, 2003.

"Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Term Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Sections 5.15 and 6.01 of this Agreement and not by Section 5.10; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

                  (1)(A) any single transaction or series of related transactions that involves the sale of uninstalled turbines and related equipment, and (B) any single transaction or series of related transactions that involves other assets having a Fair Market Value of less than $50.0 million, it being understood that, in connection with any sale, lease, conveyance or other disposition of any Designated Assets or rights relating thereto in connection with a farm-out transaction, such transaction shall be valued as at the time of execution and delivery of binding contractual arrangements relating thereto;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

                  (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

                  (5) a Restricted Payment that does not violate Section 5.07 or a Permitted Investment;

                  (6) the sale or other disposition of cash or Cash Equivalents; and

                  (7) the sale or other disposition of all or any part of the Company's right to amounts that have or are to become due and payable by Pacific Gas & Electric Company under that certain Agreement dated as of July 1, 1999, as amended, between Pacific Gas & Electric Company and Calpine Gilroy L.P., a California limited partnership (PG&E Log No. 08C002) For Termination and Buy-Out of Standard Offer 4 Power Purchase Agreement, as such rights were purchased from Calpine Gilroy Cogen L.P. by the Company pursuant to the Purchase Agreement dated as of March 8, 2002, as amended, between Calpine Gilroy Cogen L.P. and the Company.

"Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit A with such amendments or modifications as may be approved by the Administrative Agent.

"Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligation."

"Bankruptcy Case" means any case under Title 11 of the United States Code or any successor bankruptcy law commenced voluntarily or involuntarily against the Company or any other Obligor.

"Bankruptcy Code" means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

"Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

"Base Rate Loan" means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means (i) any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

"Calculation Date" shall have the meaning provided in the definition of "Fixed Charge Coverage Ratio."

"Canadian Gas Assets" means Designated Assets owned by a direct or indirect Restricted Subsidiary of one or more Canadian Guarantors.

"Canadian Guarantors" means Quintana Minerals (USA) Inc., a Delaware corporation, JOQ Canada, Inc., a Delaware limited liability company and Quintana Canada Holdings LLC, a Delaware limited liability company, and any successor to any of the foregoing.

"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

                  "Cash Equivalents" means:

                  (1) the lawful currency of any country where the Company owns or operates a Facility;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any state thereof (or any agency or instrumentality thereof), by the Canadian government (or any agency or instrumentality thereof), or by the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch or successor rating agency rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "CCEC" means Calpine Canada Energy Ltd., a Nova Scotia limited liability company that is wholly-owned by the Canadian Guarantors.

"Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit B.

"Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

                  (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

                  (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

"Closing Date" means the date on which the Initial Term Loans are made.

"Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

"Collateral" means all properties and assets at any time owned or acquired by the Company, except the Excluded Assets, and the Canadian Guarantors' ownership interest in 65% of the aggregate outstanding Voting Stock of CCEC.

"Collateral Trust Agreement" the Collateral Trust Agreement dated as of July 16, 2003, among the Company, the Trustees, the Administrative Agent and the Collateral Trustee.

"Collateral Trustee" means The Bank of New York in its capacity as collateral trustee under the Collateral Trust Agreement, together with its successors in such capacity.

"Company" means Calpine Corporation, and any and all successors thereto.

"Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

         minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

         in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

                  (3) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

                  (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

                  (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

"Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable
Conversion/Continuation Notice.

"Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit C

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the date of this Agreement; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors then still in office or with the approval of a majority of Directors whose election was previously so approved from time to time.

"Control Agreement" means the Designated Asset Sale Proceeds Account Control Agreement dated July 16, 2003, among the Company, the Collateral Trustee and an institution reasonably acceptable to the Initial Purchasers, as depository agent.

"Credit Date" means the date that a Term Loan is made.

"Credit Agreement" is defined in the recitals hereto.

"Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under the Credit Agreement or any other representative of the lenders thereunder then most recently designated by a majority of such lenders, in a written notice delivered to each Parity Debt Representative and the Collateral Trustee, as the Credit Agreement Agent for the purposes of the Parity Lien Debt Documents.

"Credit Facilities" means one or more debt facilities (including the Credit Agreement) with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

"Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

"Designated Assets" means all geothermal energy assets (including any related extraction, processing or similar equipment and geothermal power plants) and all natural gas assets (including any related extraction, processing or similar equipment, other than natural gas power plants) owned by the Company or any of its Restricted Subsidiaries from time to time, including the equity interests of any Restricted Subsidiary owning any Designated Assets, but excluding (i) any geothermal energy assets that are both unproven and undeveloped and (ii) contracts for the purchase or sale of natural gas and natural gas supplied under such contracts.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

"Dollars" and the sign "$" mean the lawful money of the United States of America.

"Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses.

"Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise) by any Governmental Authority or any other Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as between the holders of Parity Lien Obligations with respect to each outstanding Series of Parity Lien Debt, that such Liens or proceeds:

                  (1) shall be allocated and distributed first to each Parity Debt Representative for each outstanding series of Parity Lien Debt, for account of the holders of such Series of Parity Lien Debt, ratably in proportion to the principal of and interest and premium (if any) outstanding on each outstanding Series of Parity Lien Debt when the allocation or distribution is made, and thereafter

                  (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Parity Lien Debt) to each Parity Debt Representative for each outstanding series of Parity Lien Debt, for account of the holders of any remaining Parity Lien Obligations with respect to such outstanding Series of Parity Lien Debt, ratably in proportion to the aggregate unpaid amount of such remaining Parity Lien Obligations due and demanded (with written notice to the applicable Parity Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be (a) the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (b) in the event the rates referenced in the preceding clauses (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by GSCP for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Term Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

"Eurodollar Rate Loan" means a Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Assets" means:

                  (1) any lease of property other than (i) a lease of a geothermal energy or natural gas interest or property, (ii) a lease of real estate underlying a power generation property or (iii) a capital lease;

                  (2) all deposit accounts (as defined in Article 9 of the Uniform Commercial Code of any relevant jurisdiction) and deposits therein to the extent not exceeding $50.0 million in the aggregate, except for the Designated Assets Sale Proceeds Account and any deposit account and deposits therein holding amounts referred to in clause (7) of this definition;

                  (3) the fixtures and equipment relating to any pipeline if, to the extent that and for so long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment is prohibited or a security interest in such fixtures and equipment may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, that (a) such fixtures and equipment shall be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) in this clause (3) are and remain satisfied and to the extent such assets otherwise constitute Collateral, shall cease to be an Excluded Asset, and shall become subject to the security interests granted to the Collateral Trustee under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval, and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures or equipment that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Trustee under the Security Documents except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with Section 5.10 herein;

                  (4) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another Person;

                  (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as (i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code); provided, that (a) such lease, license, permit, franchise, power, authority or right shall be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) of this clause (5) are and remain satisfied and to the extent that such assets otherwise constitute Collateral, shall cease to be an Excluded Asset, and shall become subject to the security interests granted to the Collateral Trustee under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Trustee under the Security Documents except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with Section 5.10 herein;

                  (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as the grant of a security interest therein (i) requires a third party consent which has not been obtained or (ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed; provided, that such lease, license, permit, franchise, power, authority or right shall be an Excluded Asset only to the extent and for as long as the conditions set forth in clause (i) or (ii) of this clause (6) are and remain satisfied and to the extent such assets otherwise constitute Collateral, shall cease to be an Excluded Asset, and shall become subject to the security interests granted to the Collateral Trustee under the Security Documents immediately and automatically at such time as such conditions cease to exist except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with Section 5.10 herein;

                  (7) any cash proceeds (including earnings thereon) of Priority Lien Debt that are pledged to cash collateralize letters of credit;

                  (8) any turbines which serve as collateral pursuant to that certain General Agreement dated as of January 31, 2002 among the Company, various Subsidiaries of the Company and Siemens Westinghouse Power Corporation relating to various purchase contracts and letters of intent for gas turbine generators, steam turbine generators and related accessories;

                  (9) proved oil and gas reserves located in Oklahoma and undeveloped reserves and unproven acreage located in California, Texas, Wyoming, Montana, Colorado, New

         Mexico and offshore Louisiana; provided that such reserves and acreage has a Fair Market Value not exceeding $20.0 million in the aggregate;

                  (10) Capital Stock of Subsidiaries designated by the Company, but only for so long as (i) the Capital Stock of such Subsidiaries is not pledged to any Person (other than the Collateral Trustee on behalf of all holders of all Secured Debt) and (ii) such Subsidiaries collectively own less than 5.0% of the Company's total consolidated assets and collectively account for less than 5.0% of the Company's Consolidated Cash Flow; and

                  (11) any other property in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; provided that such property has a Fair Market Value not exceeding $25.0 million in the aggregate.

"Existing Guarantees" means the Guarantees of the Term Loans, the Notes and certain obligations under the Credit Agreement that exist on the date of this Agreement.

         "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries in existence on the date of this Agreement, until such amounts are repaid.

         "Existing Senior Secured Credit Facilities" means the 2000 Credit Agreement and the 2002 Credit Agreement.

         "Facility" means a power generation facility or energy producing facility, including any related fuel reserves.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Agreement).

          "Federal Funds Effective Rate" means for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

         "FERC" means the Federal Energy Regulatory Commission.

         "Final Offering Circular" means the final offering circular dated July 10, 2003 (such offering circular, as amended or supplemented, and including all material incorporated by reference therein).

"First Amendment Assignment and Security Agreement" means the First Amendment Assignment and Security Agreement dated as of July 16, 2003, between the Company and the Collateral Trustee.

"First Amendment Note Pledge Agreement" means the First Amendment Note Pledge Agreement dated as of July 16, 2003, between the Company and the Collateral Trustee.

"First Amendment Pledge Agreement" means the First Amendment Pledge Agreement dated as of July 16, 2003, between the Company and the Collateral Trustee.

"Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation, or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

                  (4) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (5) any Person that is not a Restricted Subsidiary on such Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

"Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus one-third of all payments with respect to operating leases; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, except interest on Indebtedness incurred to finance the development or construction of a Facility; plus

                  (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, but excluding any such Guarantee or Lien in effect on the date of this Agreement unless the same is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of such Person for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Foreign Asset Sale" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Foreign Subsidiary" means a Subsidiary that is incorporated in a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

"Funding Notice" means a notice substantially in the form of Exhibit D

"GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect and, to the extent optional, adopted by the Company, on the applicable date of determination.

"Gilroy Agreement" means the Gilroy Receivables Assignment Agreement dated as of July 16, 2003, between the Company and the Collateral Trustee.

"Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

"GSCP" means Goldman Sachs Credit Partners L.P.

"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

"Guarantors" means the Canadian Guarantors and each other Subsidiary of the Company that Guarantees the Term Loans.

"Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement dated as of July 16, 2003, among Quintana Minerals, (USA), Inc., JOQ Canada, Inc. and Quintana Canada Holdings, LLC, the Company, the Trustees, the Collateral Trustee, the Administrative Agent and the Bank of Nova Scotia, as Credit Agreement Agent.

"Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or the indoor or outdoor environment.

"Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition, or handling of any Hazardous Materials, and any corrective action or reponse action with respect to any of the foregoing.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                      (A) the Fair Market Value of such asset at such date of
                  determination, and

                      (B) the amount of the Indebtedness of such other Person.

         Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any contingent obligations (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Term Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Term Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guarantee of the Term Loan Obligations)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of the Company and any of its Affiliates.

"Indentures" is defined in the Recitals.

"Initial Purchasers" means Goldman, Sachs & Co., Credit Lyonnais (USA) Inc., ING Financial Markets LLC, Scotia Capital (USA) Inc. and TD Securities (USA) Inc.

"Initial Term Loan" means an Initial Term Loan made by a Lender to the Company pursuant to Section 2.1(a) (Term Loans).

"Initial Term Loan Commitment" means the commitment of a Lender to make or otherwise fund an Initial Term Loan and "Initial Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Initial Term Loan Commitment, if any, is set forth on Appendix A, on Schedule 1 to the Lender Addendum delivered by such Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $750,000,000.

"Initial Notes" is defined in the Recitals.

"Insolvency Proceeding" means:

                  (1) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

                  (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

                  (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

"Interest Payment Date" means with respect to (i) any Base Rate Loan, each April 15, July 15, October 15 and January 15 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Term Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

"Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or six months, as selected by the Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest shall extend beyond the Maturity Date.

"Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

"Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 5.07. Except as otherwise provided in this Agreement, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

"Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Lender Joinder Agreement.

"Lender Addendum" means with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit E to be executed and delivered by such Lender on the Closing Date as provided in Section 13.06(j).

"Lender Joinder Agreement" means an agreement substantially in the form of Exhibit F

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

"Magic Valley Generating Assets" means the Magic Valley Generating Station, a natural gas fired power plant in commercial operation in Edinburg, Texas.

"Material Adverse Effect" has the meaning in Section 2(o) of the Purchase Agreement.

"Material Designated Assets" means Designated Assets having a Fair Market Value in the aggregate in excess of $50.0 million.

"Maturity Date" means the earlier of (i) July 16, 2007, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

"Moody's" means Moody's Investors Service, Inc. (or, if such entity ceases to rate the Term Loans for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

"Mortgages" the mortgages or deeds of trust listed on Schedule 1.01(a) hereto.

"Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, without duplication:

                  (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Priority Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"New Credit Facility" means the senior secured credit facility provided under the Credit Agreement providing for up to $500.0 million of revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

"Non-Recourse Debt" means Indebtedness of any Restricted Subsidiary that is incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Company or any Restricted Subsidiary; provided that such Indebtedness is without recourse to the Company (except as permitted by clause (8) of the definition of Permitted Debt) or any Restricted Subsidiary or to any property or assets of the Company or any Restricted Subsidiary other than property or assets (including Capital Stock) of a Restricted Subsidiary subject to a Lien permitted pursuant to clause (8) of the definition of Permitted Liens or property or assets (including Capital Stock) of a Restricted Subsidiary subject to a Lien permitted pursuant to clause (19) of the definition of Permitted Liens.

"Note Documents" means each Indenture, each of the Notes, each Sharing Confirmation and the Security Documents.

"Note Obligations" means each of the Notes (including any Additional Notes issued under the applicable Indenture) and all other Obligations of any Obligor under the applicable Indenture, the applicable Notes (including any Additional Notes issued under the applicable Indenture) and the Security Documents.

"Notes" means the Initial Notes and any Additional Notes.

"Notice" means a Funding Notice or a Conversion/Continuation Notice.

"Obligations" means any principal, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Obligor" means the Company and each Restricted Subsidiary of the Company (if any) that at any time guarantees or provides collateral security or credit support for any Secured Obligations.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.21 hereof.

"Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Administrative Agent, that meets the requirements of Section
13.21 hereof. The counsel may be an employee of, or counsel to, the Company, any Subsidiary of the Company or the Administrative Agent.

"Parity Debt Representative" means:

                  (1) in the case of any of the Notes, the applicable Trustee;

                  (2) in the case of the Term Loans, the Administrative Agent;
         or

                  (3) in the case of any other Series of Parity Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or other agreement governing such Series of Parity Lien Debt.

         "Parity Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

         "Parity Lien Debt" means:

                  (1) the Notes;

                  (2) the Term Loans; and

                  (3) any other Indebtedness (including Additional Notes and Additional Term Loans) that:

                      (A) is permitted to be incurred by the covenant described
                  under Section 5.09 herein; and

                      (B) is permitted to be secured by Parity Liens by
                  clause (2) of the definition of Permitted Liens;

         provided, in the case of each issue or series of Indebtedness referred to in this clause (3), that:

                  (i) on or before the date on which such Indebtedness was incurred by the Company such Indebtedness is designated by the Company, in an officers' certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Parity Lien Debt for the purposes of this Agreement and the Collateral Trust Agreement,

                  (ii) such Indebtedness is governed by an indenture or other agreement that includes a Sharing Confirmation and

                  (iii) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied

         (and the satisfaction of such requirements and the other provisions of this clause (3) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share Equally and Ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if the Company delivers to the Collateral Trustee an officers' certificate in the form required pursuant to the Collateral Trust Agreement stating that such requirements and other provisions have been satisfied and that such Indebtedness is Parity Lien Debt, together with an Opinion of Counsel stating that such officers' certificate has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered, and the holders of such Indebtedness and Obligations in respect thereof shall be entitled to rely conclusively thereon).

         "Parity Lien Debt Documents" means, collectively, the Term Loan Documents, the Note Documents, and the indenture or agreement governing each other Series of Parity Lien Debt and all agreements binding on any Obligor related thereto.

         "Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

"Permitted Business" means the business of acquiring, constructing, managing, developing, improving, owning and operating Facilities, as well as any other activities reasonably related to the foregoing activities (including acquiring and holding reserves), including investing in Facilities.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                      (a) such Person becomes a Restricted Subsidiary of the
                  Company; or

                      (b) such Person is merged, consolidated or amalgamated
                  with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.10 herein;

                  (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments received in compromise or resolution of
         (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (7) Investments represented by Hedging Obligations;

                  (8) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

                  (9) repurchases of the Notes and repayments of the Term Loans; and

                  (10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $100.0 million;

         provided that Designated Assets held by the Company may not be invested in, leased to or otherwise transferred to any Restricted Subsidiary; provided, however, that the Company may transfer proven undeveloped gas reserves to its Restricted Subsidiaries in the ordinary course of business for consumption in the power generating business of such Restricted Subsidiaries during the 12-month period following transfer.

         "Permitted Liens" means:

                  (1) Liens on assets of the Company or any Canadian Guarantor securing Obligations of the Company or such Canadian Guarantor under one or more Credit Facilities in an aggregate amount not exceeding the Priority Lien Cap;

                  (2) Liens held by the Collateral Trustee Equally and Ratably securing the Initial Notes and the Term Loans to be issued on the date of this Agreement and all future Parity Lien Debt and other Parity Lien Obligations; provided that the Collateral Trustee's Liens may secure Parity Lien Debt incurred after the date of this Agreement or Obligations in respect thereof only if, on the date of the incurrence of such Parity Lien Debt, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio is not greater than 2.75:1.0;

                  (3) Liens in favor of the Company;

                  (4) Pledges or deposits made under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which such Person is a party, and Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the definition of Permitted Debt covering only the assets acquired, designed, constructed, installed or improved with or financed by such Indebtedness;

                  (6) Liens existing on the date of this Agreement;

                  (7) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

                  (8) (A) Liens on assets or property of a Restricted Subsidiary (other than Material Designated Assets) incurred by any Restricted Subsidiary to secure Indebtedness of such Restricted Subsidiary incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Company or such Restricted Subsidiary, which Liens may include Liens on the Capital Stock of such Restricted Subsidiary (other than a Restricted Subsidiary that (i) is a direct Subsidiary of the Company or (ii) owns, directly or indirectly, Material Designated Assets), (B) Liens (other than Liens on Material Designated Assets) incurred by any Restricted Subsidiary that does not own, directly or indirectly, at the time of original incurrence of such a Lien under this clause (B) any Material Designated Assets or any operating properties or assets, securing Indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of any Restricted Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of the original incurrence of such Lien, which Liens contemplated by this clause (8) may include Liens on the Capital Stock of one or more Restricted Subsidiaries that (i) are not direct Subsidiaries of the Company and (ii) do not, directly or indirectly, own any Material Designated Assets or operating properties or assets at the time of original incurrence of such Lien; or (C) without duplication, Liens (other than Liens on Material Designated Assets) incurred by any Restricted Subsidiary (which Liens may include Liens on the Capital Stock of such Restricted Subsidiary so long as the Capital Stock of such Restricted Subsidiary is not pledged as Collateral) that owns as of the date of this Agreement one or more of the peaking power plants (and no other significant assets) constructed for the purpose of providing peaking capacity and energy to the California Department of Water Resources; provided, that the Indebtedness secured by any such Lien contemplated by this clause (8) may not be issued more than 365 days (or, in the case of clause (C) above, two years) after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or asset being so financed;

                  (9) Liens on property or shares of Capital Stock of a Subsidiary at the time such Person becomes a Subsidiary; provided that any such Lien may not extend to any other property owned by the Company;

                  (10) Liens on property at the time a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Subsidiary; provided that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and provided, further, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (11) Liens incurred by a Person other than the Company or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; provided that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except Indebtedness secured by a Lien on any property or assets of the Company or such Subsidiary incurred in connection with Indebtedness of another Person), with the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured) and may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (12) Liens on assets of the Company Construction Finance Company, L.P. (and/or any other Restricted Subsidiary that subsequently owns any such assets) relating to the Magic Valley Generating Station;

                  (13) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Agreement;

                  (14) Liens not in respect of Indebtedness consisting of the interest of the lessor under any lease entered into in the ordinary course of business and not otherwise prohibited by this Agreement; and Liens on shares of Capital Stock of a subsidiary that does not own any significant assets other than a lessee's interest in a Facility or on the Capital Stock of a subsidiary whose only significant asset is its direct or indirect interest in such lessee subsidiary; provided that in no event shall this clause (14) allow a lien on any Capital Stock constituting Collateral;

                  (15) Liens which constitute banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

                  (16) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (17) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case, arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be diligently prosecuting appeal or other proceedings for review;

                  (18) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Company or any Restricted Subsidiary or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary;

                  (19) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses
         (6), (8), (9) and (10); provided that (A) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements and additions to such property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning such property or assets) and (B) the amount of the Indebtedness secured by such Lien at such time (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness);

                  (20) Liens on assets of Restricted Subsidiaries to secure letters of credit issued pursuant to clause (14) of the definition of Permitted Debt; provided if and to the extent such letters of credit are drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit and Liens to secure letters of credit incurred pursuant to clause (15) of the definition of Permitted Debt on cash Collateral constituting the proceeds of Priority Lien Debt;

                  (21) Liens (A) on cash and short-term investments of Restricted Subsidiaries to secure obligations with respect to (i) contracts for commercial and trading activities in the ordinary course of business and contracts (including physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (ii) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets of a Restricted Subsidiary, other than (i) Material Designated Assets or (ii) accounts or receivables, which Liens arise out of contracts or agreements relating to the generation, distribution or transmission or sale of energy and/or fuel; provided that all such agreements or contracts are entered into in the ordinary course of business; and

                  (22) other Liens to secure Indebtedness in an aggregate amount not to exceed $50.0 million at any time outstanding.

"Permitted Prior Liens" means (a) Liens securing Priority Lien Obligations not exceeding the Priority Lien Cap, (b) Liens described in clauses (5), (6), (10) or (11) of the definition of "Permitted Liens" and (c) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued or accumulated interest on the Indebtedness and the amount of all fees, costs, expenses and premiums, including swap breakage and defeasance costs, incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that such Permitted Refinancing Indebtedness may have such shorter final maturity date and Weighted Average Life to Maturity as is equal to or greater than the latest maturity date of any Term Loans borrowed under this Agreement; and

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Term Loans, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Term Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

provided that Permitted Refinancing Indebtedness shall not include (A) Indebtedness of the Company incurred to refinance Non-Recourse Debt of a Restricted Subsidiary, (B) Indebtedness of a Restricted Subsidiary of the Company that refinances Indebtedness of the Company or (C) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Pledged Subsidiaries" means the first-tier subsidiaries listed on Schedule 1.01(b) hereto.

"preferred stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

"Prime Rate" means the rate of interest per annum that Goldman Sachs Credit Partners L.P. announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Goldman Sachs Credit Partners L.P. or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Principal Office" means, for the Administrative Agent, its "Principal Office" as set forth on Appendix B, or such other office as the Administrative Agent may from time to time designate in writing to the Company, the Administrative Agent and each Lender.

"Priority Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Priority Lien Obligations not exceeding the Priority Lien Cap.

"Priority Lien Agent" means the Credit Agreement Agent or any other agent for holders of Priority Lien Debt.

"Priority Lien Cap" means an amount equal to (a) the Indebtedness outstanding under the Credit Agreement or any other Credit Facility in an aggregate principal amount not exceeding the greater of (1) $500.0 million, less the amount of any Net Proceeds of a Sale of Designated Assets applied to repay Priority Lien Debt and/or cash collateralize letters of credit that constitute Priority Lien Debt and (2) the dollar amount that, on the date of incurrence of such Indebtedness, is equal to 50% of the Company's Consolidated Cash Flow for the then most recent four-quarter period for which financial information is available, plus (b) any interest (including any interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the maturity of the Indebtedness thereunder and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, premiums, fees, costs, expenses or other Obligations in respect of such Indebtedness. For purposes of this definition of Priority Lien Cap, all letters of credit shall be valued at face amount, whether or not drawn, and all letters of credit denominated in a currency other than U.S. dollars shall be valued at all times at the Equivalent Amount (as defined in the Credit Agreement) thereof on the date of issue thereof.

"Priority Lien Debt" means Indebtedness under (a) the Credit Agreement or (b) any other Credit Facility that is secured by a Priority Lien that was permitted to be incurred under clause (1) of the definition of "Permitted Liens" but only if on or before the day on which such Indebtedness under a Credit Facility described in clause (b) above is incurred by the Company such Indebtedness is designated by the Company, in an officers' certificate delivered to each Parity Debt Representative and the Collateral Trustee on or before such date, as Priority Lien Debt for the purposes of each of the Parity Lien Debt Documents (including this Agreement) and the Collateral Trust Agreement.

"Priority Lien Documents" means the Credit Agreement or any other Credit Facility pursuant to which any Priority Lien Debt is incurred and all other agreements governing, securing or relating to any Priority Lien Obligations.

"Priority Lien Obligations" means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

"Pro Rata Share" means with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (A) an amount equal to the aggregate outstanding Term Loans of that Lender, by (B) an amount equal to the sum of the aggregate amount of outstanding Term Loans of all Lenders.

"Public Equity Offering" means an underwritten primary public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act.

"PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

"Purchase Agreement" means the Purchase Agreement dated July 10, 2003, among the Company and the Initial Purchasers.

"Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Requisite Lenders" means one or more Lenders holding more than 50% of the sum of the aggregate outstanding Term Loans (or, at any time prior to the funding of the Initial Term Loans, the Initial Term Loan Commitments). For this purpose only, Term Loans registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

"S&P" means Standard & Poor's Ratings Group (or, if such entity ceases to rate the Term Loans for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

"Sale of Designated Assets" means any Asset Sale involving a sale or other disposition of Designated Assets.

"SEC" means the Securities and Exchange Commission.

"Second Amendment Pledge Agreement" means the Second Amendment Pledge Agreement dated as of July 16, 2003, between the Company and the Collateral Trustee.

"Secured Debt" means Parity Lien Debt and Priority Lien Debt.

"Secured Debt Documents" means the Parity Lien Debt Documents and the Priority Lien Documents.

"Secured Debt Representative" means each Parity Debt Representative and the Priority Lien Agent.

"Secured Leverage Ratio" means, on any date, the ratio of:

                  (1) the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit shall be deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) to

                  (2) the aggregate amount of the Company's Consolidated Cash Flow for the most recent four-quarter period for which financial information is available.

         In addition, for purposes of calculating the Secured Leverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the "Leverage Calculation Date") shall be given pro forma effect in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date, shall be excluded;

                  (3) any Person that is a Restricted Subsidiary on the Leverage Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

                  (5) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

                  (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

"Secured Obligations" means the Parity Lien Obligations and the Priority Lien Obligations.

"Secured Parties" means any Person, including the Lenders, who is holding a Secured Obligation (including the Administrative Agent or any other Secured Debt Representative), at any time.

"Security Documents" means the Guarantee and Collateral Agreement, the First Amendment Pledge Agreement, the Second Amendment Pledge Agreement, First Amendment Assignment and Security Agreement, First Amendment Note Pledge Agreement, the Control Agreement, the Mortgages, the Collateral Trust Agreement and all other grants or transfers for security, instruments, documents and agreements delivered by any Obligor pursuant to any Secured Debt Document in order to grant to the Collateral Trustee for the benefit of the Secured Parties, a Lien on any Collateral as security for the Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended.

"Series of Parity Lien Debt" means, severally, each series of the Notes, the Term Loans and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

"Series of Secured Debt" means, severally, each series of Notes, the Term Loans, each other issue or series of Parity Lien Debt for which a single transfer register is maintained and each issue or series of Priority Lien Debt for which a single register is maintained.

"Sharing Confirmation" means, as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indenture or agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations shall be and are secured Equally and Ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions in the Collateral Trust Agreement relating to the order of application of proceeds from enforcement of the Collateral Trustee's Liens upon the Collateral, and consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

"Sole Lead Arranger" is defined in the Preamble.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture or other agreement governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subsidiary" means, as applied to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

"Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

"Term Loan" means an Initial Term Loan or an Additional Term Loan.

"Term Loan Commitment" means any Initial Term Loan Commitment or Additional Term Loan Commitment.

"Term Loan Document" means any of this Agreement, the Term Loan Notes, if any, the Security Documents, each Sharing Confirmation and all other documents, instruments or agreements executed and delivered by a Obligor for the benefit of any Agent or any Lender in connection herewith.

"Term Loan Note" means a promissory note in the form of Exhibit G as it may be amended, supplemented or otherwise modified from time to time.

"Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which the Indentures are qualified under the Trust Indenture Act.

"Trustees" is defined in the Recitals.

"2000 Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of May 23, 2000, among the Company, Bayerische Landesbank, as Co-Arranger and Syndication Agent, The Bank of Nova Scotia, as Lead Arranger and Administrative Agent, and the Lenders named therein.

"2002 Credit Agreement" means the Credit Agreement, dated as of March 8, 2002, among the Company, the Lenders named therein, The Bank of Nova Scotia and Bayerische Landesbank Girozentrale, as lead arrangers and bookrunners, Salomon Smith Barney Inc. and Deutsche Banc Alex. Brown Inc., as lead arrangers and bookrunners, Bank of America, National Association, and Credit Suisse First Boston, Cayman Islands Branch, as lead arrangers and syndication agents, TD Securities (USA) Inc., as lead arranger, The Bank of Nova Scotia, as joint administrative agent and funding agent, and Citicorp USA, Inc., as joint administrative agent .

"Type of Loan" means with respect to any Term Loan, a Base Rate Loan or a Eurodollar Rate Loan.

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

"Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary (and any subsidiary of an Unrestricted Subsidiary) pursuant to a Board Resolution passed after the date of this Agreement, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Indebtedness that is non-recourse to the Company and its Restricted Subsidiaries;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

                  provided, however, that a corporation with no significant assets created for the sole purpose of serving as a co-obligor to facilitate a financing by a partnership of a limited liability company may be designated as an Unrestricted Subsidiary.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.07 herein, regarding Restricted Payments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.09 herein, the Company shall be in default of this Agreement. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 5.09 herein, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

"U.S." means the United States of America.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years or portion thereof obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)      the then outstanding principal amount of such Indebtedness.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.     Other Definitions.

                                                                                      DEFINED IN
           TERM                                                                        SECTION
---------------------------------------------------------------------------------------------------
"Additional Term Loan Borrowing Date"..........................................         2.19
"Additional Term Loan Commitments".............................................         2.19
"Additional Term Loans"........................................................         2.19
"Affected Lender"..............................................................         2.15
"Affected Loans"...............................................................         2.15
"Affiliate Transaction" .......................................................         5.11
"Aggregate Amounts Due"........................................................         2.14
"Asset Sale Offer".............................................................         2.11
"Asset Sale Proceeds Account"..................................................         5.10
"Change of Control Offer"......................................................         5.15
"Change of Control Payment"....................................................         5.15
"Change of Control Payment Date"...............................................         5.15
"Environmental Law"............................................................         4.01
"ERCOT" .......................................................................         4.01
"Event of Default".............................................................         7.01
"EWG" .........................................................................         4.01
"Exchange Act" ................................................................         4.01
"Exchange Act Report" .........................................................         4.01
"Filing Agent".................................................................         3.01
"Financing Statements".........................................................         3.01
"FPA" .........................................................................         4.01
"Funding Guarantor"............................................................        12.05
"Increased Cost Lenders".......................................................         2.18
"Indemnitee"...................................................................        13.03
"Installment"..................................................................         2.09
"Installment Date".............................................................         2.09
"Investment Company Act" ......................................................         4.01
"Non-Consenting Lender"........................................................         2.18
"Non-US Lender"................................................................         2.17
"Offer Amount".................................................................         2.11
"Offer Period".................................................................         2.11
"Offering Documents" ..........................................................         4.01
"Oil and Gas Leases" ..........................................................         4.01
"Oil and Gas Properties" ......................................................         4.01

                                                                                      DEFINED IN
           TERM                                                                        SECTION
---------------------------------------------------------------------------------------------------
"Payment Default"..............................................................         7.01
"Permitted Debt" ..............................................................         5.09
"Preliminary Offering Circular" ...............................................         4.01
"PUHCA" .......................................................................         4.01
"PURPA" .......................................................................         4.01
"QF" ..........................................................................         4.01
"Register".....................................................................         2.04
"Repayment Date"...............................................................         2.11
"Replacement Lender"...........................................................         2.18
"Restricted Payment" ..........................................................         5.07
"10-K" ........................................................................         4.01
"Terminated Lender"............................................................         2.18
"TPUC" ........................................................................         4.01
"UCC Collateral" ..............................................................         3.01

SECTION 1.03.     Rules of Construction.

Unless the context otherwise requires:

                  (a)      A term has the meaning assigned to it;

                  (b) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  (d) Provisions apply to successive events and transactions.

                  (e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (f) Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

                  (g) The use in this Agreement or any of the Term Loan Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

                  (h) References to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                  (i) References to "Sections" and "clauses" shall be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

                  (j) References to "Articles" shall be to Articles of this Agreement unless otherwise specifically provided.

                  (k) References to "Exhibits" and "Schedules" shall be to Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                  (l) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

                  (m) This Agreement, the other Term Loan Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Term Loan Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the other Term Loan Documents and instruments and documents entered into and delivered in connection therewith.

                                   ARTICLE II

                                 THE TERM LOANS

SECTION 2.01.     Term Loans.

                  (a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, an Initial Term Loan to the Company in an amount equal to such Lender's Initial Term Loan Commitment. The Company may make only one borrowing under the Initial Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date. Each Lender's Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Initial Term Loan Commitment on such date.

                  (b)      Borrowing Mechanics for Term Loans.

                           (i)      The Company shall deliver to the
                                    Administrative Agent a fully executed
                                    Funding Notice no later than one Business
                                    Day prior to the Closing Date. Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

                           (ii) Each Lender shall make its Term Loan available to the Administrative Agent not later than 1:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Term Loans received by the Administrative Agent from Lenders to be credited to the account of the Company at the Administrative Agent's Principal Office or to such other account as may be designated in writing to the Administrative Agent by the Company.

                           (iii) The Term Loans shall be funded on the Closing Date as Base Rate Loans unless the Company has requested funding as Eurodollar Rate Loans upon at least three Business Days' prior notice and agreed to indemnify the Lenders for the costs as set forth in
                                    Section 2.15(c) in form and substance
                                    reasonably satisfactory to the
                                    Administrative Agent.

SECTION 2.02.     Pro Rata Shares; Availability of Funds.

                  (a) Pro Rata Shares. All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder.

                  (b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Term Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.02(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.03. Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date shall be applied by the Company to provide a portion of the funding required to retire the Existing Senior Secured Credit Facilities, and the balance of the proceeds shall be applied by the Company for working capital and general corporate purposes, all in accordance with the terms and provisions of the Company's then existing credit facilities and indentures. No portion of the proceeds of any Term Loans shall be used in any manner that causes or might cause the funding of the Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

SECTION 2.04.     Evidence of Debt; Register; Lenders' Books and Records; Notes.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of any Term Loan; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (b) Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Term Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of any Term Loan. The Company hereby designates GSCP to serve as the Company's agent solely for purposes of maintaining the Register as provided in this Section 2.04, and the Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

                  (c) Term Loan Notes. If so requested by any Lender by written notice to the Company (with a copy to the Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.06 on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Company's receipt of such notice)), a Term Loan Note or Term Loan Notes to evidence such Lender's Initial Term Loan.

SECTION 2.05.     Interest.

                  (a) Except as otherwise set forth herein (and, in the case only of Additional Term Loans, except as may be otherwise agreed pursuant to any written agreement between the Company and the Lenders funding Additional Term Loans), Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                           (i) if a Base Rate Loan, at the Base Rate plus 4.75% per annum; or

                           (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 5.75% per annum.

                  (b) The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Company and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan.

                  (c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event that the Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a Eurodollar Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event that the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

                  (d) Interest payable pursuant to Section 2.05(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

                  (e) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

SECTION 2.06.     Conversion/Continuation.

                  (a) Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Company shall have the option:

                           (i) to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Term Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the Company shall pay all amounts due under Section 2.15 in connection with any such conversion; or

                           (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

                  (b) The Company shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

SECTION 2.07. Default Interest. If all or a portion of the principal amount of the Term Loans shall not be paid when due, such overdue principal amount of Term Loans shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans; provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.07 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

SECTION 2.08. Fees. The Company agrees to pay to the Agents such fees in the amounts and at the times separately agreed upon.

SECTION 2.09.     Scheduled Payments/Commitment Reductions.

                  (a) Scheduled Installments. The principal amounts of the Initial Term Loans shall be repaid in consecutive quarterly installments (each, an "Installment") in an amount equal to the aggregate principal amount of Initial Term Loans made on the

         Closing Date multiplied by the percentage set forth below opposite the fiscal quarter on the last day of such fiscal quarter (each, an "Installment Date"):

----------------------------------------------------------
Fiscal Quarter                               Percentage
----------------------------------------------------------
October 15, 2003                               0.25%
----------------------------------------------------------
January 15, 2004                               0.25%
----------------------------------------------------------
April 15, 2004                                 0.25%
----------------------------------------------------------
July 15, 2004                                  0.25%
----------------------------------------------------------
October 15, 2004                               0.25%
----------------------------------------------------------
January 15, 2005                               0.25%
----------------------------------------------------------
April 15, 2005                                 0.25%
----------------------------------------------------------
July 15, 2005                                  0.25%
----------------------------------------------------------
October 15, 2005                               0.25%
----------------------------------------------------------
January 15, 2006                               0.25%
----------------------------------------------------------
April 15, 2006                                 0.25%
----------------------------------------------------------
July 15, 2006                                  0.25%
----------------------------------------------------------
October 15, 2006                               0.25%
----------------------------------------------------------
January 15, 2007                               0.25%
----------------------------------------------------------
April 15, 2007                                 0.25%
----------------------------------------------------------
July 15, 2007                                 96.25%
----------------------------------------------------------

If any Additional Term Loans are made, such Additional Term Loans shall be repaid on each Installment Date occurring on or after the applicable date on which such Additional Term Loans are funded in an amount equal to (i) the aggregate principal amount of Additional Term Loans, multiplied by (ii) the ratio (expressed as a percentage) of (y) the amount of all other Initial Term Loans being repaid on such Installment Date and (z) the total aggregate principal amount of all other Initial Term Loans outstanding on such funding date.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans, in accordance with Sections 2.10, 5.10 and 5.15, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

SECTION 2.10.     Voluntary Prepayments.

                  (a)      Voluntary Prepayments.

                           (i) The Company may not voluntarily prepay Term Loans except as provided in clause (b) below. In the event of any voluntary prepayment in accordance with clause (b), the Company may prepay any such Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                           (ii)     All such prepayments shall be made:

                                    (A)      upon not less than one Business
                  Day's prior written or telephonic notice in the case of Base Rate Loans;

                                    (B)      upon not less than three Business
                  Days' prior written or telephonic notice in the case of Eurodollar Rate Loans; and

in each case given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent shall promptly transmit such telephonic or original notice for Term Loans, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any prepayment of any Term Loan pursuant to this Section shall be applied on a pro rata basis among the Lenders and applied to reduce the scheduled remaining Installments of principal on such Term Loan in inverse order of maturity.

                  (b)      Term Loan Call Protection.

                           (i) The Company may not voluntarily prepay the Term Loans prior to July 15, 2005, except that the Company may on any one or more occasions make such prepayment with the proceeds of one or more Public Equity Offerings as set forth in this clause (i). In the event that for any reason the Term Loans are voluntarily prepaid prior to July 15, 2005, the Company shall pay the Lenders a prepayment premium equal to a percentage of the principal amount of the Term

                                    Loans being prepaid, such percentage equal to the lesser of (1) the applicable per annum interest rate pursuant to Section 2.05(a)(i) for the day on which such prepayment shall occur and (2) the applicable per annum interest rate pursuant to Section 2.05(a)(ii) for a one month Interest Period beginning on the day on which such prepayment shall occur; provided that:

                                    (A)      prior to July 15, 2005, the Company
                  shall not be permitted to prepay the Term Loans having a principal amount greater than 35% of the aggregate principal amount of Term Loans extended under this Agreement since the Closing Date;

                                    (B)      the Company may elect to make such
                  prepayment only with the net cash proceeds of one or more Public Equity Offerings; and

                                    (C)      each such prepayment must occur
                  within 45 days of the closing of such Public Equity Offering;

         In the event that for any reason the Term Loans are voluntarily prepaid on or after July 15, 2005, the Company shall pay to Lenders a prepayment premium equal to the percentage set forth below opposite the period in which such prepayment shall occur multiplied by the principal amount of the Term Loans being prepaid. Term Loans may be prepaid without prepayment premium after July 15, 2006.

--------------------------------------------------------
Year Ending on                               Percentage
--------------------------------------------------------
July 15, 2006                                  3.00%
--------------------------------------------------------

                  (c) Notwithstanding anything to the contrary contained in this Section 2.10 or any other provision of this Agreement, so long as
         (i) there is no Default or Event of Default and (ii) no Event of Default or Default would result therefrom, the Company may purchase all or any portion of any Term Loan of any Lender pursuant to an agreement between the Company and such Lender and such purchase shall not be deemed to be a voluntary prepayment hereunder; provided that the Company promptly provides a copy of such agreement to the Administrative Agent. The Company shall not make any purchase of a Term Loan from a Lender otherwise permitted by this Section 2.10(c) if, at the time of such purchase, a repurchase of outstanding Notes by the Company without additional disclosure by the Company to the holder of such Notes would result in a violation by the Company of Rule 10b-5 of the Exchange Act unless, prior to any such purchase of any Term Loans, such additional disclosure is made by the Company to such Lender. Notwithstanding the provisions of the preceding sentence, the Company, the Lenders and the Agents hereby agree that nothing in this Section 2.10(c) shall be understood to mean or suggest that the Term Loans constitute "securities" for purposes of either the Securities Act or the Exchange Act. Following any purchase pursuant to this Section 2.10(c), the Term Loans so purchased shall be disregarded and not deemed outstanding (as to which the Company hereby agrees) for purposes of (i) the making of, or the application of, any payments to the Lenders under this Agreement or any other Term Loan Documents, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Term Loan Documents or (iii) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Term Loan Documents. Failure by the Company to make any payment to a Lender required by an agreement permitted by this
         Section 2.10(c) shall not constitute an Event of Default under Section 7.01.

SECTION 2.11.     Mandatory Offers.

                  (a) If the Company is required to prepay any Term Loans by reason of any Lender's acceptance of an Asset Sale Offer, the amount payable to such Lender shall be paid to the Administrative Agent for account of such Lender and credited to the remaining installments to become due on the Term Loans outstanding to such Lender. Any prepayment of any Term Loan pursuant hereto shall be applied to reduce the scheduled remaining Installments of principal on such Term Loan of such Lender in inverse order of maturity.

                  (b) In the event that, pursuant to Section 5.10 hereof, the Company shall be required to commence an offer to all Lenders to repay Term Loans (an "Asset Sale Offer"), it shall follow the procedures specified below.

                           (i) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Repayment Date"), the Company shall repay the principal amount of Term Loans required to be purchased pursuant to Section 5.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Term Loans for which repayment was requested in response to the Asset Sale Offer. Payment for any Term Loans shall be made in the same manner as interest payments are made.

                           (ii) Upon the commencement of an Asset Sale Offer, the Company shall send a notice to the Administrative Agent (for delivery to each Lender). The notice shall contain all instructions and materials necessary to enable such Lenders to request repayment for the Term Loans pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Lenders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                                    (A)      that the Asset Sale Offer is being
                  made pursuant to this Section 2.11 and Section 5.10 hereof and the length of time the Asset Sale Offer shall remain open;

                                    (B)      the Offer Amount, the purchase
                  price and the Repayment Date;

                                    (C)      that any Term Loan for which
                  repayment is not requested or accepted for repayment shall continue to accrete or accrue interest;

                                    (D)      that, unless the Company defaults
                  in making such payment, any Term Loan accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Repayment Date;

                                    (E)      that Lenders electing to have Term
                  Loans repaid pursuant to an Asset Sale Offer may only elect to have all of Term Loans repaid and may not elect to have only a portion of its Term Loans;

                                    (F)      that Lenders shall be entitled to
                  withdraw their request if the Company, or the Administrative Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Term Loans for which the Lender requested repayment and a statement that such Lender is withdrawing his request to have Term Loans repaid; and

                                    (G)      that, if the aggregate principal
                  amount of Term Loans for which repayment is requested by Lenders exceeds the Offer Amount, the Administrative shall select the Term Loans to be purchased on a pro rata basis.

                           (iii) On or before the Repayment Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Term Loans or portions thereof for which repayment is requested pursuant to the Asset Sale Offer, or if repayment for Term Loans in an aggregate amount less than the Offer Amount have been requested, all Term Loans for which repayment is requested, and shall deliver to the Administrative Agent (for delivery to the Lenders) an Officers' Certificate stating that such Term Loans or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 2.11. The Company shall promptly (but in any case not later than five days after the Repayment Date) deliver to the Administrative Agent for the account of each Lender for which repayment is requested an amount equal to all outstanding amounts under the Term Loans for which repayment is requested by all Lenders that were accepted by the Company for repayment. The Administrative Agent shall promptly forward the appropriate amount to each Lender being repaid.

SECTION 2.12. Application of Prepayments. Any prepayment of Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to
Section 2.15(c).

SECTION 2.13.     General Provisions Regarding Payments.

                  (a) All payments by the Company of principal, interest, fees and other Term Loan Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders. Funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

                  (b) All payments in respect of the principal amount of any Term Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest before application to principal.

                  (c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, except that prepayment offers accepted by Lenders pursuant to Section 5.10 or 5.15 shall be allocated to the accepting Lenders ratably in proportion to the principal amount of Term Loans outstanding to each accepting Lender (and not to all Lenders based on Pro Rata Shares), together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

                  (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                  (f) The Company hereby authorizes the Administrative Agent to charge the Company's accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose) upon the occurrence of any Event of Default in respect of its payment obligations hereunder.

                  (g) The Administrative Agent shall deem any payment by or on behalf of the Company hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section
         7.01. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.07 from the date such amount was due and payable until the date such amount is paid in full.

SECTION 2.14. Ratable Sharing. The Lenders hereby agree among themselves that, except in the case of prepayments offered to and accepted by any Lender pursuant to Sections 5.10 or 5.15, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Term Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Term Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

SECTION 2.15.     Making or Maintaining Eurodollar Rate Loans.

                  (a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by the Company with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

                  (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Company and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender,
         (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Term Loan as (or continue such Term Loan as or convert such Term Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Company shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

                  (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Term Loan (including, without limitation, pursuant to Section 2.10, 2.11,
         5.10 and 5.15 hereof); or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company.

                  (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

                  (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this
         Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15 and under Section 2.16.

SECTION 2.16.     Increased Costs; Capital Adequacy.

                  (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                           (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Term Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                           (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                           (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Term Loans, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 2.17.     Taxes; Withholding, etc.

                  (a) Payments to Be Free and Clear. All sums payable by any Obligor hereunder and under the other Term Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Obligor or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (b) Withholding of Taxes. If any Obligor or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Obligor to the Administrative Agent or any Lender under any of the Term Loan
         Documents:

                           (i) the Company shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

                           (ii) the Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Obligor) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                           (iii) the sum payable by such Obligor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty
                                    (30) days after the due date of payment of any tax which it is required by clause (ii) above to pay, the Company shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to the Administrative Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing
         Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion):

                           (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Term Loan Documents; or

                           (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Term Loan Documents.

Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Term Loan Documents, or notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence. The Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.17(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.17(c), or (2) to notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.17(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of
Section 2.17(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to Section 2.16(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

SECTION 2.18. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that:

                  (a) (i) any Lender (an "Increased-Cost Lender") shall give notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.15,
         2.16 or 2.17, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Company's request for such withdrawal; or

                  (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.05(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained;

then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender"), the Company may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of
Section 13.06 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided,

                           (i)      on the date of such assignment, the
                                    Replacement Lender shall pay to Terminated
                                    Lender an amount equal to
                                    the sum of (A) an amount equal to the
                                    principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender, and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to
                                    Section 2.11;

                           (ii) on the date of such assignment, the Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15(c), 2.16 or 2.17 or otherwise as if it were a prepayment; and

                           (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.

Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 2.19. Additional Term Loans. With the consent of the Administrative Agent, the Company from time to time after the Closing Date may solicit commitments ("Additional Term Loan Commitments") for additional Term Loans ("Additional Term Loans") which may become committed and shall be funded on the following terms:

                  (a) Additional Term Loans shall be committed and funded on the terms and conditions set forth in this Agreement applicable to Term Loans (other than those expressly applicable only to Initial Term Loans), except that the margins at which interest accrues pursuant to
         Section 2.05(a) in excess of the Base Rate on Base Rate Loans and in excess of the Adjusted Eurodollar Rate on Eurodollar Rate Loans may be changed with the consent of the Company as set forth in the Additional Term Loan Commitments. Without limiting the generality of the foregoing, Additional Term Loans shall be payable in full on the Maturity Date and shall be secured Equally and Ratably with the Initial Term Loans and all other Parity Lien Obligations by all security interests granted to the Collateral Trustee pursuant to the Security Documents.

                  (b) On each occasion on which Additional Term Loan Commitments are solicited, Additional Term Loan Commitments shall be solicited and delivered for simultaneous funding in a single drawdown on a single Business Day (an "Additional Term Loan Borrowing Date") in a minimum amount of $25,000,000. Additional Term Loans that are repaid may not be reborrowed.

                  (c) With the consent of the Company and the Administrative Agent, Additional Term Loans may be funded at a discount or premium to the stated principal amount thereof, and the compensation paid or promised by the Company or any Subsidiary or Affiliate of the Company for the arrangement, solicitation, delivery or funding of Additional Term Loans shall not be restricted.

                  (d) Additional Term Loan Commitments shall not be solicited, delivered or funded:

                           (i) in an amount which the Company is not then permitted to incur under Section 5.09;

                           (ii) in a stated principal amount which would, after giving effect to any simultaneous issuance of Additional Notes under the Indentures and any simultaneous incurrence of any other Parity Lien Debt and any simultaneous use of the proceeds of any such funding or issuance, result in a violation of clause (2) of the definition of "Permitted Liens"; or

                           (iii) unless the Company and Guarantors deliver to the Administrative Agent, for the benefit of the Collateral Trustee, the Administrative Agent and the Lenders:

                                    (A)      an Officers' Certificate to the
                  effect that, on the Additional Term Loan Borrowing Date for such Additional Term Loans, (1) no Default or Event of Default has occurred and is continuing or resulted from the funding of such Additional Term Loans; (2) no "Default" or "Event of Default", as defined in each of the Parity Lien Debt Documents, has occurred and is continuing and (3) the requirements set forth in Section 2.19(d)(i) and (ii) are satisfied (and each Lender funding an Additional Term Loan shall be entitled to rely conclusively upon such Officers' Certificate as to all of the matters therein set forth for all purposes, including the right of such Additional Term Loan to share Equally and Ratably in the Collateral and all benefits thereof); and

                                    (B)      such representations and
                  warranties, Opinions of Counsel, confirmations and certificates as may reasonably be requested by the Administrative Agent.

                  (e) Neither of the Administrative Agent nor any Lender shall have any obligation whatsoever to arrange, commit to make, or fund any Additional Term Loan Commitment.

                  (f) If and whenever it wishes to solicit Additional Term Loan Commitments, the Company shall, in consultation with the Administrative Agent, offer the opportunity to deliver such Additional Term Loan Commitments first to the then existing Lenders, which shall have five Business Days to accept such offer, with any such acceptances allocated ratably to accepting Lenders. To the extent such Additional Term Loan Commitments are not fully subscribed by accepting Lenders within the five Business Day period, the Company may solicit and accept such Additional Term Loan Commitments, in compliance with all applicable laws and legal requirements, from any Eligible Assignee reasonably satisfactory to the Administrative Agent.

                  (g) All Additional Term Loan Commitments shall be delivered to the Administrative Agent prior to the relevant Additional Term Loan Borrowing Date. Each Eligible Assignee that delivers an Additional Term Loan Commitment shall also deliver to the Administrative Agent, prior to the relevant Additional Term Loan Borrowing Date, the duly executed Lender Joinder Agreement of such Eligible Assignee to be bound by and to perform, in respect of the Additional Term Loans funded by it, all of the obligations of a Lender under this Agreement; and thereupon, but only if and when such Additional Term Loans are funded by such Eligible Assignee, such Eligible Assignee shall become entitled to enjoy the rights of a Lender under this Agreement and such Additional Term Loans shall constitute Term Loans for all purposes of this Agreement.

                  (h) Additional Term Loans shall be Base Rate Loans until the last day of the first Interest Period for any Eurodollar Rate Loans expiring after the relevant Additional Term Loan Borrowing Date, at which time the outstanding Base Rate Loans and Eurodollar Rate Loans shall be adjusted so that all Base Rate Loans and all Eurodollar Rate Loans are allocated to the Lenders ratably to their Pro Rata Shares. If so requested by the Company, the Administrative Agent may make such adjustment on any earlier Business Day, by resetting any Interest Period that has not then expired, and the Company shall pay compensation pursuant to Section 2.15(c) as if such reset constituted a prepayment of the affected Eurodollar Rate Loans.

                  (i) Subject to the foregoing provisions of this Section 2.19, Additional Term Loans may be solicited, committed to and funded without need for any amendment or supplement to this Agreement and without need for consent from any other Lenders.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

SECTION 3.01. Closing Date. The obligation of any Lender to make a Term Loan on the Closing Date is subject to the accuracy of the representations and warranties on the part of the Company herein on the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and the satisfaction, or waiver in accordance with Section 13.05, of the following additional conditions precedent on or before the Closing Date:

                  (a)      [Intentionally Omitted.]

                  (b) The Chief Financial Officer of the Company shall have furnished a certificate, dated the Closing Date, in form and substance satisfactory to the Administrative Agent, stating to the effect that:

                           (i) The Company does not intend to or believe that it has incurred or shall incur debts that will be beyond its ability to pay as they mature;

                           (ii) No Pledged Subsidiary intends to or believes that it has incurred or shall incur debts that will be beyond its ability to pay as they mature;

                           (iii) No Guarantor intends to or believes that it has incurred or shall incur debts that will be beyond its ability to pay as they mature;

                           (iv) The present fair saleable value of the assets of the Company exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) as they become absolute and matured;

                           (v) The present fair saleable value of the assets of each Pledged Subsidiary exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) as they become absolute and matured;

                           (vi) The Company does not have unreasonably small capital for it to carry on its businesses as proposed to be conducted.;

                           (vii) No Pledged Subsidiary has unreasonably small capital for it to carry on its business as proposed to be conducted;

                           (viii) The Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted; and

                           (ix)     No Pledged Subsidiary is incurring
                                    obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

                  (c) The Collateral Trustee shall have received (with a copy for the Lenders) at the Closing Date:

                           (i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Financing Statements naming the Company as a debtor and the Collateral Trustee as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative

                                    Agent and its counsel, desirable to perfect the security interests of the Collateral Trustee pursuant to the Security Documents;

                           (ii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Prior Liens) of any Person in any Collateral described in the Security Documents previously granted by any Person;

                           (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective Financing Statements which name the Company (under its present name and any previous names) as the debtor, together with copies of such Financing Statements (none of which shall cover any Collateral described in the Security Documents, other than such Financing Statements that evidence Permitted Prior Liens);

                           (iv) such releases, reconveyances, satisfactions or other instruments as it may request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust at any time delivered by the Company to secure any Obligations in respect of the Existing Senior Secured Credit Facilities, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns;

                           (v) evidence reasonably satisfactory to the Lenders that (i) the 2000 Credit Agreement and all commitments thereunder shall have been terminated and all commitments thereunder shall have been paid in full and
                                    (ii) except to the extent continued under the New Credit Facility, all amounts outstanding under the 2002 Credit Agreement shall have been paid in full;

                           (vi) evidence that all liens granted to the agent under the 2002 Credit Agreement have been assigned in a manner reasonably satisfactory to the Lenders and the Collateral Trustee;

                           (vii) a copy of the Collateral Trust Agreement executed by the Credit Agreement Agent under the New Credit Facility;

                           (viii) a certificate of insurance satisfactory to the Lenders confirming that all insurance requirements of the Guarantee and Collateral Agreement are satisfied; and

                           (ix) such other approvals, opinions or documents as the Administrative Agent, Lenders or the Collateral Trustee may reasonably request in form and substance satisfactory to each of them.

                  (d) All Uniform Commercial Code Financing Statements or other similar Financing Statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clauses (c)(i) and
         (ii) above (collectively, the "Financing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Financing Statements, (ii) that the Financing Statements have either been submitted for filing in the appropriate filing offices or shall be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent shall notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

                  (e) The Company shall have (i) consummated the New Credit Facility, and such New Credit Facility shall have been funded prior to, or shall be funded simultaneously with, the Closing Date on substantially the terms described in the Final Offering Circular and other terms satisfactory to the Administrative Agent, and the Administrative Agent shall have received counterparts, conformed as executed, of the Credit Agreement and such other documentation as they deem necessary to evidence the consummation thereof and (ii) consummated the offering of the Notes, and such Notes shall have been issued prior to, or shall be issued simultaneously with, the Closing Date on substantially the terms described in the Final Offering Circular and other terms satisfactory to the Administrative Agent, and the Administrative Agent shall have received counterparts, conformed as executed, of the Indentures and such other documentation as they deem necessary to evidence the consummation thereof.

                  (f) Prior to or simultaneously with the Closing Date, the Company shall have received cash proceeds from borrowings under the New Credit Facility and this Agreement in an amount sufficient, when added to the cash proceeds from the sale of the Notes (net of underwriting discounts and commissions), to pay in full in cash the payout amounts and all other fees, costs and expenses payable by the Company in connection with the closing of the financing transaction and shall have authorized disbursement of such cash proceeds directly to pay the payout amounts and such fees, costs and expenses pursuant to a disbursement authorization letter (in form and substance reasonably satisfactory to the Adminstrative Agent) executed and delivered by the Company, and the Administrative Agent shall have received such other confirmation as any of them may reasonably request as to the amendment and restatement of the Existing Senior Secured Credit Facilities in the form of the New Credit Facility.

                  (g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Administrative Agent, is material and adverse and makes it impractical or inadvisable to proceed with the borrowing of the Term Loans hereunder; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company to CCC+ or below by S&P or Caa1 or below by Moody's; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States which, in the judgment of the Administrative Agent, makes it impracticable or inadvisable to proceed with the borrowing of the Term Loans hereunder; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment the Administrative Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the borrowing of the Term Loans hereunder.

                  (h) The Lenders shall have received an opinion, in form and substance reasonably satisfactory to the Lenders and their counsel, dated such Closing Date, of Covington & Burling, counsel for the Company, including those matters described in Section 6(i) of the Purchase Agreement, as appropriately modified to reflect the borrowing of the Term Loans hereunder.

The Lenders shall have received an opinion, in form and substance reasonably satisfactory to the Lenders and their counsel, dated such Closing Date, of Lisa Bodensteiner, Vice President and General Counsel of the Company, including those matters described in Section 6(j) of the Purchase Agreement, as appropriately modified to reflect the borrowing of the Term Loans hereunder.

                  (i)      [Intentionally Omitted.]

                  (j) The Administrative Agent shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the Offering Documents (as defined below), there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (k)      [Intentionally Omitted.]

                  (l) Local counsel to the Company in California, Colorado, Louisiana, New Mexico and Texas shall have furnished to the Lenders their written opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Lenders and their counsel as agreed as of the date hereof, as to such matters under the laws of their respective states as the Lenders may reasonably request, it being understood that such opinions shall be substantively similar to the opinions provided in connection with the closing of the Existing Senior Secured Credit Facilities.

The Company shall furnish the Lenders with conformed copies of such other opinions, certificates, letters and documents as the Lenders reasonably request. The Lenders may in their sole discretion waive compliance with any conditions to the obligations of the Lenders hereunder.

SECTION 3.02.              Conditions to Each Term Loan.

                  (a) Conditions Precedent. The obligation of each Lender to make any Term Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 13.05, of the following conditions precedent:

                           (i) the Administrative Agent shall have received a fully executed and delivered Funding Notice; and

                           (ii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Term Loan that would constitute an Event of Default or a Default.

The Administrative Agent is entitled, but not obligated to, request and receive, prior to the making of any Term Loan, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of the Administrative Agent such request is warranted under the circumstances.

                  (b) Notices. Any Notice shall be executed by an Officer in a writing delivered to the Administrative Agent. In lieu of delivering a Notice, the Company may give the Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither the Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Company or for otherwise acting in good faith.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Initial Term Loans to be made hereby, the Company represents and warrants to, and agrees with, each Lender that:

                  (a) A preliminary offering circular dated July 3, 2003 (such offering circular, as amended or supplemented, and including all material incorporated by reference therein, the "Preliminary Offering Circular") and a Final Offering Circular relating to the Notes to be offered by the Initial Purchasers have been prepared by the Company and delivered to the Initial Purchasers at such place or places as they may direct, at or prior to such time as the Initial Purchasers request. Such Preliminary Offering Circular and Final Offering Circular, together with any other document approved by the Company for use in connection with the contemplated resale of the Notes, are hereinafter collectively referred to as the "Offering Documents." The Offering Documents did not and shall not, as of their respective dates, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Initial Purchasers specifically for use therein. Except as disclosed in the Offering Documents, on the date of this Agreement, the Company's Annual Report on Form 10-K (the "10-K") most recently filed with the SEC and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Documents; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                  (c) Each subsidiary of the Company (x) other than those subsidiaries specified in clause (y) of this subparagraph has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Documents; or (y) that is not a corporation is a limited partnership, a limited liability company or business trust, has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its properties and conduct its business as described in the Offering Documents; each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or business trust, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; except as set forth on
         Schedule 4.01(c) hereto, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and the Company is not a general partner in any partnership.

                  (d) The Indentures have been duly authorized and conform to the description thereof contained in the Final Offering Circular; the Notes have been duly authorized, and when the Notes are delivered and paid for pursuant to the Purchase Agreement on the Closing Date, the Indentures shall have been duly executed and delivered, such Notes shall have been duly executed, authenticated, issued and delivered and shall conform to the description thereof contained in the Final Offering Circular and the Indentures and such Notes shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (e) Each of the Security Documents has been duly authorized by the Company and the Guarantors (as applicable), when executed and delivered, shall conform in all material respects to the description thereof contained in the Final Offering Circular. Each of the Security Documents, when validly executed and delivered by the Company and the Guarantors (as applicable), shall constitute a valid and legally binding obligation of the Company and shall be enforceable against the Company and the Guarantors (as applicable) in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Purchase Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Final Offering Circular.

                  (g) When executed and delivered to the Collateral Trustee at the Closing Date, (i) the Security Documents shall grant and create, in favor of the Collateral Trustee for the benefit of the Secured Parties as security for all of the Secured Obligations, a valid second-priority security interest in the personal property Collateral defined in each of such instruments and (ii) each Mortgage shall grant and create, in favor of the Collateral Trustee for the benefit of the Secured Parties as security for all of the Secured

         Obligations, a valid second-priority mortgage lien and/or security interest in the collateral defined in each of such instruments; and when the filings referred to in the following sentences are made, such second-priority security interests shall be perfected security interests and/or mortgage liens (subject only to Permitted Prior Liens and the provisions with respect to priority set forth in the Collateral Trust Agreement). When delivered at the Closing Date, each Mortgage shall be delivered, duly acknowledged and, if required for recordation, attested and otherwise shall be in recordable form. At the Closing Date, (i) all pledged Collateral shall be represented by certificated securities and (ii) all such certificated securities and all promissory notes and other instruments then evidencing or representing any Collateral shall be delivered to the Collateral Trustee in pledge for the benefit of the Secured Parties (and the lenders under the New Credit Facility) as security for all of the Secured Obligations, duly endorsed by an effective endorsement.

                  (h) At the Closing Date, the representations and warranties contained in the Security Documents shall be true and correct in all respects.

                  (i) Except as shall be disclosed in the Offering Documents, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or other like payment in connection with the offering of the Notes.

                  (j) Except as (i) set forth on Schedule 4.01(c) hereto and (ii) provided for in the Purchase Agreement there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with any other securities being registered pursuant to any other registration statement filed by the Company under the Securities Act

                  (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indentures, the Security Documents or the Purchase Agreement or otherwise in connection with the borrowing of the Term Loans by the Company or the grant and perfection of the security interests in the Collateral pursuant to the Security Documents, except
         (i) such consents, approvals, authorizations and orders as have already been obtained, (ii) filings required to perfect the Collateral Trustee's security interests granted pursuant to the Security Documents and (iii) as would not, in the aggregate, have a Material Adverse Effect.

                  (l) The execution, delivery and performance of this Agreement, the Indentures, the Security Documents and the Purchase Agreement by the Company and the Guarantors (as applicable), the borrowing of the Term Loans by the Company, the grant and perfection of the security interests in the Collateral pursuant to the Security Documents, compliance with the terms and provisions of each of the foregoing by the

         Company and the consummation by the Company and the Guarantors (as applicable) of the transactions contemplated herein and therein shall not result in a breach or violation of any of the terms and provisions of, or conflict with or constitute a default under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (other than in favor of the Secured Parties or the lenders under the New Credit Facility and in connection with the $150 million cash collateralization of certain letters of credit and liens on certain turbines owned directly by the Company that may arise as a result of the transactions contemplated hereby), any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter, by-laws or other organizational document of the Company or any such subsidiary, except in each case as would not have a Material Adverse Effect, and the Company has full power and authority to borrow the Term Loans as contemplated by this Agreement.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (n) Except as disclosed in the Offering Documents, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as shall be disclosed in the Offering Documents, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them. No Financing Statements (as defined below) in respect of any property or assets of the Company shall be on file in favor of any person other than those in respect of Permitted Prior Liens and those to be terminated with respect to existing indebtedness.

                  (o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                  (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (r) Except as shall be disclosed in the Final Offering Circular, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (s) Except as shall be disclosed in the Final Offering Circular, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under, or contemplated by, this Agreement, the Indentures, the Security Documents or the Purchase Agreement, or which are otherwise material in the context of the borrowing of the Term Loans; and no such actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated.

                  (t) The financial information included in the Final Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise shall be disclosed in the Offering Documents, such financial statements shall have been prepared in conformity with the GAAP applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Final Offering Circular shall provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments shall give appropriate effect to those assumptions, and the pro forma columns therein shall reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (u) The statistical and market-related data (other than market-related data and statistical data provided by the Company) included in the Final Offering Circular shall be based on or derived from sources which the Company believes to be reliable and accurate, it being understood, however, that the Company has conducted no independent investigation of the accuracy thereof.

                  (v) Except as shall be disclosed in the Final Offering Circular, since the date of the latest audited financial statements that shall be included in the Final Offering Circular there shall have been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Final Offering Circular, there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); the Company is not and, after giving effect to the offering, the borrowing of the Term Loans and the application of the proceeds thereof as described in the Offering Documents, and the consummation of the transactions contemplated by this Agreement, the Indentures, the Security Documents and the Purchase Agreement, shall not be an "investment company" as defined in the Investment Company Act of 1940.

                  (x)      [Intentionally Omitted.]

                  (y)      [Intentionally Omitted.]

                  (z)      [Intentionally Omitted.]

                  (aa) Neither the Company nor any "subsidiary company" as that term is defined in the Public Utility Holding Company Act of 1935 ("PUHCA"), of the Company is, or after giving effect to the borrowing of the Term Loans, shall be, subject to regulation (i) as a "holding company," a "subsidiary company" of a holding company or a "public-utility company," as those terms are defined in PUHCA (except that Calpine Cogeneration Corporation and the other "subsidiary companies" of the Company listed on Schedule 4.01(aa), each of which is an EWG (as defined herein) or a QF (as defined herein), are "subsidiary companies" of holding companies); (ii) under the Federal Power Act, as amended ("FPA"), other than (A) as a power marketer or an "exempt wholesale generator" ("EWG"), as that term is defined Section 32 of PUHCA, that is a "public utility" with market-based rate authority under Section 205 of the FPA, or (B) as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), as contemplated by 18 C.F.R. Section 292.601(c); or (iii) under any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than, with respect to subsidiaries of the Company that are QFs, as contemplated by 18 C.F.R. Section 292.602(c).

                  (bb) Each of the power generation projects in which the Company or its subsidiaries has an interest which is subject to the requirements under PURPA and the regulations of FERC promulgated thereunder, as amended from time to time, necessary to be a "qualifying cogeneration facility" and/or a "qualifying small power production facility" meets such requirements.

                  (cc) Each of the Company's subsidiaries listed on Schedule 4.01(cc) hereto has validly-issued orders from the FERC, not subject to any pending challenge, investigation, or proceeding (other than the FERC's generic proceeding initiated in Docket No. EL01-118-000), (i) authorizing such subsidiary to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other services at market-based rates, and
         (ii) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority. With respect to each such subsidiary, the FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale in the geographic market where such subsidiary conducts its business.

                  (dd) All of the Company's subsidiaries listed on Schedule 4.01(dd) hereto own and/or operate Eligible Facilities within the meaning of Section 32 of PUHCA, and each such subsidiary has received a determination from FERC, not subject to any pending challenge or appeal, that it is an Exempt Wholesale Generator, within the meaning of
         Section 32 of PUHCA.

                  (ee) Each of the Company's subsidiaries listed on Schedule 4.01(ee) hereto providing retail electric service in the Electric Reliability Council of Texas, Inc. ("ERCOT") has validly issued orders from the Texas Public Utilities Commission ("TPUC"), not subject to any pending challenge, investigation, or proceeding, authorizing such subsidiary to engage in sales of electricity at retail under the laws of the State of Texas. Each of the Company's subsidiaries listed on
         Schedule 4.01(ee) that are participating in the Texas wholesale electric market has registered with the TPUC and the TPUC has not imposed on any such subsidiary any specific rate cap or mitigation measures

                  (ff) No consent, approval, authorization, or order of, or filing with the applicable state public utility commission under any public utility law of the State or any regulation promulgated pursuant to such law with respect to the rates or the financial or organizational regulation of electric utilities is required for the consummation of the merger of Goldendale Energy, Inc., Otay Mesa Generating Company, LLC, Metcalf Energy Center, LLC, Santa Rosa Energy, LLC, Washington Parish Energy Center, LLC, Deer Park Energy Center, LP and Augusta Energy LLC into the Company.

                  (gg) No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court under the FPA, PUHCA or PURPA, or any regulation promulgated pursuant to such laws, is required for the consummation of the merger of Goldendale Energy, Inc., Otay Mesa Generating Company, LLC, Metcalf Energy Center, LLC, Santa Rosa Energy, LLC, Washington Parish Energy Center, LLC, Deer Park Energy Center, LP and Augusta Energy LLC into the Company, except such filings as could not be expected to delay or hinder such mergers.

                  (hh) Each of the Company's subsidiaries listed on Schedule 4.01(hh) hereto providing retail energy services has full authorization to provide retail energy services to retail industrial, commercial and residential customers in its applicable states under the applicable Energy Laws. "Energy Laws" shall mean any state and local energy laws and regulations, in each of the states, regions or other applicable jurisdictions in which the Company and its subsidiaries are organized or otherwise conduct business, applicable to: (i) the ownership, operation, or control of electric generation, transmission, and distribution facilities; (ii) the purchase, sale, transmission, distribution, marketing or trading of electric energy; and (iii) organizational, financial and rate regulation of entities engaged in
         (i) and (ii) above.

                  (ii) Other than the proceedings listed in Schedule 4.01(ii), there are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Company or any of its subsidiaries.

                  (jj)     Except as described in the Final Offering Circular
         (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties, except in any event under (i) or (ii) as would not have a Material Adverse Effect.

                  (kk) As of the date hereof, the aggregate undiscounted monetary liability of the Company for oil or natural gas taken or received under any operating or other agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company in oil and natural gas or to receive cash or other payments to balance any disproportionate allocation of oil or natural gas could not have a Material Adverse Effect.

                  (ll) To the Company's knowledge, each of the Company's and the Company's subsidiaries' surface and mineral leases (the "Oil and Gas Leases") is in full force and effect and all rentals, royalties, shut-in well payments, bonuses and other payments due or payable from or by the Company or the Company's subsidiaries under Oil and Gas Leases and applicable laws, rules and regulations, have been properly and timely paid, except where the failure to have in full force and effect or to pay properly and timely would not have a Material Adverse Effect, and all conditions necessary to keep the Oil and Gas Leases in full force and effect in accordance with their terms as of the date hereof, except where the failure to satisfy such conditions would not have a Material Adverse Effect.

                  (mm) The Company and its subsidiaries are entitled to receive (and are currently receiving with respect to producing Oil and Gas Leases), without present suspense or presently required indemnity against asserted or known defects or disputes regarding the Company's and any of the Company's subsidiaries' ownership, from each purchaser of its production, or from the person receiving payments from any such purchasers, the proceeds attributable to the net revenue interest in production from each of the Oil and Gas Leases, except where the failure to receive such proceeds would not have a Material Adverse Effect.

                  (nn) All production from the wells operated by the Company has been properly accounted for and all proceeds attributable thereto have been properly paid in the ordinary course of business consistent with past practices.

                  (oo) The reserve report issued by Netherland, Sewell & Associates, Inc. dated February 11, 2003 is accurate in all material respects and reflects all proved reserves and future revenues in the Company's oil and gas properties (the "Oil and Gas Properties") located in the United States, and the Mortgages shall create valid and first priority mortgage liens on all of the interests of the Company referred to in such Reserve Report. The reserve report issued by Gilbert Laustsen Jung Associates Ltd. dated February 26, 2003 is accurate in all material respects and reflects all proved reserves and future revenues in the Company's oil and gas properties located in Canada.

                  (pp) At the Closing Date, the Company shall own the Oil and Gas Properties free and clear of all Liens (other than Permitted Liens), and no Financing Statements (as defined below) in respect of any property or assets of the Company shall be on file in favor of any person other than those in respect of Permitted Prior Liens and those to be terminated with respect to existing indebtedness.

                  (qq) Prior to the date hereof, neither the Company nor any of its subsidiaries has entered into a contract pursuant to which oil and gas assets would be sold to any party other than subsidiaries or purchasers for fair market value.

                  (rr) The Company is subject to Section 13 or 15(d) of the Exchange Act.

                  (ss) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the borrowing of the Term Loans) shall violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System

                  (tt) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the borrowing of the Term Loans.

                  (uu) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                  (vv) The statements set forth in the Final Offering Circular under the captions "Description of Certain Indebtedness" and "Description of the Notes," insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects.

                  (ww) The description of the Collateral set forth in the Final Offering Circular under the caption "Description of the Collateral" is accurate and complete.

                  (xx) Deloitte & Touche LLP and Pricewaterhouse Coopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (yy) Each of Netherland, Sewell & Associates Inc. and Gilbert Laustsen Jung Associates Ltd. is an independent petroleum engineering firm and nothing has come to the Company's attention to cause it to believe that either such firm is not qualified to pass on questions relating to the reserves and production of the Company's oil and gas properties as set forth or incorporated by reference in the Final Offering Circular.

                  (zz) The present fair saleable value of the assets of the Company and each of its subsidiaries exceeds the amount required to pay the probable liability on its and their existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and as a result of consummation of the transactions contemplated herein and in the Final Offering Circular, shall continue to exceed such amount.

                  (aaa) The Company and each of its subsidiaries, does not, and, as a result of consummation of the transactions contemplated herein and in the Final Offering Circular, shall not, have unreasonably small capital for it to carry on its business as proposed to be conducted.

                  (bbb) Neither the Company nor any of its subsidiaries are incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or shall become indebted.

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.              [Intentionally Omitted.]

SECTION 5.02.              [Intentionally Omitted.]

SECTION 5.03.              Reports.

                  (a) Whether or not required by the SEC's rules and regulations, so long as any Term Loan Obligations are outstanding, the Company shall furnish to the Administrative Agent, within the time periods specified in the SEC's rules and regulations:

                           (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                           (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

                  (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (c) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in
         Section 5.03(a) with the SEC within the time periods specified above unless the SEC shall not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC shall not accept the Company's filings for any reason, the Company shall post the reports referred to in Section 5.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

                  (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 5.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Offering Memorandum, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  (e) In addition, the Company agrees that, for so long as any Term Loan Obligations remain outstanding, at any time it is not required to file the reports required by Section 5.03(a) with the Commission, it shall furnish to the Administrative Agent, upon its request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 5.04.              Compliance Certificate.

                  (a) The Company shall deliver to the Administrative Agent (for delivery to each Lender), within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Term Loans borrowed under this Agreement is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 5.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article V or Article VI hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) So long as any of the Term Loan Obligations are outstanding, the Company shall deliver to the Administrative Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.05.              Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

SECTION 5.06.              Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.07.              Restricted Payments.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

                           (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                           (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Term Loans

                                    (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and excluding the purchase, repurchase or other acquisition of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

                           (iv)     make any Restricted Investment

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless after giving effect to such Restricted Payment:

                           (v) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment (other than any Default or Event of Default that is cured as a result of such Restricted Payment);

                           (vi) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a) herein; and

                           (vii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Agreement (excluding Restricted Payments permitted by clauses (2), (3), (4),
                                    (5), (6), and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

                                    (A)      50% of the Consolidated Net Income
                  of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Agreement to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                                    (B)      100% of the aggregate net cash
                  proceeds received by the Company since the date of this Agreement as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than

                  Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                                    (C)      to the extent that any Restricted
                  Investment that was made after the date of this Agreement is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                                    (D)      to the extent that any Unrestricted
                  Subsidiary of the Company designated as such after the date of this Agreement is redesignated as a Restricted Subsidiary after the date of this Agreement, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation, plus

                                    (E)      100% of any payments of interest on
                  Indebtedness, dividends, repayments of loans or advances, or other transfers of assets received by the Company or a Restricted Subsidiary of the Company after the date of this Agreement from an Unrestricted Subsidiary of the Company, to the extent that such payments, dividends, repayments or transfers were not otherwise included in Consolidated Net Income of the Company for such period, plus

                                    (F)      $628.3 million (which is the amount
                  currently available for Restricted Payments under the Company's indentures entered into prior to August 10, 2000).

         The preceding provisions shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company that is contractually subordinated to the Term Loans with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, so long as no Default has occurred and is continuing or would be caused thereby;

                  (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of any class or series of such Restricted Subsidiary's Equity Interests on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, direct or employee of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period, so long as no Default has occurred and is continuing or would be caused thereby;

                  (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (7) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Agreement in accordance with the Fixed Charge Coverage test described under Section 5.09 herein; provided that no Default has occurred and is continuing or would be caused thereby (other than any Default or Event of Default that is cured as a result of such Restricted Payment); and

                  (8) any purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the indentures or other agreement pursuant to which such subordinated Indebtedness was issued, but only if the Company (a) in the case of a Change of Control, has made an offer to repay the Term Loans as described under Section 5.15 herein or (b) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions described under Section 5.10 herein, so long as no Default has occurred and is continuing or would be caused thereby.

                  (b) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 5.08.              Dividend and Other Payment Restrictions Affecting
Subsidiaries.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                           (i)      pay dividends or make any other
                                    distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                           (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                           (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                                    (A)      agreements governing Existing
                  Indebtedness and Credit Facilities as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Agreement;

                                    (B)      this Agreement, any of the
                  Indentures and any of the Notes issued pursuant to the Indentures or any other indenture governing letters of credit, loans or debt securities issued by or on behalf of the Company that are no more restrictive, taken as a whole, with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in this Agreement, the Indentures, and the Initial Notes as in effect on the date of this Agreement;

                                    (C)      applicable law, rule, regulation or
                  order;

                                    (D)      customary non-assignment provisions
                  in leases, contracts and licenses entered into in the ordinary course of business and consistent with past practices;

                                    (E)      purchase money obligations for
                  property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause
                  (iii) of the preceding paragraph;

                                    (F)      any agreement for the sale or other
                  disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                                    (G)      Permitted Refinancing Indebtedness;
                  provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                                    (H)      Liens securing Indebtedness
                  otherwise permitted to be incurred under the provisions of the covenant described above under Section 5.12 herein that limit the right of the debtor to dispose of the assets subject to such Liens;

                                    (I)      provisions limiting or prohibiting
                  the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

                                    (J)      any encumbrance or restriction
                  imposed pursuant to the terms of any Non-Recourse Debt incurred pursuant to clause (vi) of the definition of Permitted Debt described in Section 5.09(b) or any preferred stock issued pursuant to clause (vii) of the definition of Permitted Debt described in Section 5.09(b); provided that such encumbrance or restriction, in the written opinion of the President, Vice Chairman, Chief Operating Officer or Chief Financial Officer of the Company, (x) is required in order to obtain such financing or to place such preferred stock, (y) is customary for such financings or placements and (z) applies only to the assets or revenues of the applicable Restricted Subsidiary;

                                    (K)      any encumbrance or restriction with
                  respect to a Restricted Subsidiary pursuant to an agreement relating to any Acquired Debt incurred pursuant to clause (x) of the definition of Permitted Debt described in Section 5.09(b); provided that such encumbrance or restriction was not incurred in connection with or in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary; and

                                    (L)      restrictions on cash or other
                  deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

SECTION 5.09.              Incurrence of Indebtedness and Issuance of Preferred
Stock.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) Section 5.09(a) shall not prohibit the incurrence of any of the following items (collectively, "Permitted Debt"):

                           (i) the incurrence by the Company and the Guarantee by the Canadian Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed on any date of incurrence the greater of (A) $500.0 million or (B) the dollar amount that is equal to 50% of the Company's Consolidated Cash Flow for the then most recent four-quarter period for which financial information is available;

                           (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                           (iii) the incurrence by the Company and the Canadian Guarantors of Indebtedness represented by the 2007 Notes, the 2010 Notes and the 2013 Notes and the Term Loans to be issued on the date of this Agreement, and in each case the related Guarantees;

                           (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to extend, refund, refinance, renew, replace or defease any Indebtedness incurred pursuant to this clause (iv), not to exceed $100.0 million at any one time outstanding;

                           (v) Indebtedness of the Company which is owed to and owned by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary that is owed to and owned by the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be;

                           (vi) the incurrence of Non-Recourse Debt by any Restricted Subsidiary of the Company (other than a Restricted Subsidiary that owns, directly or indirectly, any Material Designated Assets);

                           (vii) the issuance of preferred stock by a Restricted Subsidiary of the Company (other than a Restricted Subsidiary that owns, directly or indirectly, any Material Designated Assets), the net proceeds of which are applied to finance the exploration, drilling, development, construction or purchase of or by, or repairs or improvements or additions to, property or assets of the Company or any Restricted Subsidiary;

                           (viii) the incurrence by the Company of Guarantees of Indebtedness of Restricted Subsidiaries which, but for such Guarantees, would be permitted to be incurred pursuant to clause
                                    (vi) of this Section 5.09(b); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (viii) does not exceed $100.0 million at any one time outstanding;

                           (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under the first paragraph of this covenant or clauses (ii), (iii), (iv), (v), (vi),
                                    (viii) or (x) of this Section 5.09(b) or this clause (ix);

                           (x) the incurrence of Acquired Debt by any Restricted Subsidiary of the Company at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Company so long as such Acquired Debt was not incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary of the Company; provided that the Company would have been able to incur such Indebtedness at the time of incurrence thereof by the Restricted Subsidiary pursuant to Section 5.09(a);

                           (xi) the incurrence of Indebtedness pursuant to Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

                           (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances and performance and surety bonds in the ordinary course of business;

                           (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

                           (xiv) the incurrence by any Restricted Subsidiary of Indebtedness represented by letters of credit (or Guarantees thereof) entered into in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit; provided that such letters of credit shall not constitute Permitted Debt pursuant to this clause (xiv) if they are issued in support of Indebtedness;

                           (xv) the incurrence of Indebtedness by the Company represented by letters of credit cash collateralized with the proceeds of Priority Lien Debt; and

                           (xvi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (xvi), not to exceed $100.0 million.

The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Term Loans on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior basis.

SECTION 5.10.              Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Sale of Designated Assets) unless:

                           (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

                           (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                                    (A)      any liabilities, as shown on the
                  Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loans) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Company or such Restricted Subsidiary from further liability;

                                    (B)      any securities, notes or other
                  obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                                    (C)      except in the case of a Sale of
                  Designated Assets, any stock or assets of the kind referred to in clauses (iv) or (vi) of Section 5.10(b); and

                           (iii) in the case of a Sale of Designated Assets other than Canadian Gas Assets, the Company (or the Restricted Subsidiary, as the case may be) shall deposit the Net Proceeds as cash collateral in a segregated account (a "Designated Asset Sale Proceeds Account") held by the Collateral Trustee or its agent to secure the Secured Obligations; provided, that for so long as the terms of any of the Company's senior unsecured notes that were issued prior to August 10, 2000 would prevent such a pledge by a Restricted Subsidiary, the Company shall deposit with the Collateral Trustee or its agent an amount of cash equal to the Net Proceeds as cash collateral to secure the Secured Obligations, and the applicable Restricted Subsidiary shall not be obligated to do so.

                  (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Designated Assets that are not Canadian Gas Assets, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds:

                           (i) to repay Priority Lien Debt and/or cash collateralize letters of credit constituting Priority Lien Debt;

                           (ii) in the case of an Asset Sale by a Restricted Subsidiary, to repay or repurchase Indebtedness of Calpine Canada Energy Finance ULC and/or Calpine Canada Energy Finance II ULC existing on the date of this Agreement;

                           (iii) in the case of an Asset Sale by a Restricted Subsidiary, to repay or repurchase Indebtedness of any Restricted Subsidiary and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                           (iv) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

                           (v)      to make a capital expenditure; or

                           (vi) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

                  (c) Within 180 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Designated Assets other than Canadian Gas Assets, the Company (or the Restricted Subsidiary that disposed of those Designated Assets, as the case may be) may apply those Net Proceeds to purchase other assets that would constitute Designated Assets or to repay Priority Lien Debt and/or cash collateralize letters of credit constituting Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

                  (d) Any Net Proceeds from Asset Sales (including Sales of Designated Assets) that are not applied or invested as provided in the preceding clauses of this Section 5.10 shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, or at such earlier point as may be elected by the Company, the Company shall make an offer to all Lenders and all holders of other Indebtedness that is pari passu with the Term Loans Equally and Ratably secured with the Term Loans containing provisions similar to those set forth in this Agreement with respect to offers to prepay, purchase or redeem with the proceeds of sales of assets, including the Notes and each series of Existing Indebtedness that contains similar asset sale provisions, when applicable, to prepay the maximum principal amount of Term Loans and such other pari passu Indebtedness that may be prepaid, purchased or redeemed out of the Excess Proceeds (including each series of Existing Indebtedness that contains similar asset sale provisions). The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of prepayment or purchase, and shall be payable in cash in accordance with the procedures set forth in Section 2.11 hereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Term Loans and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Term Loans and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  (e) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law shall not permit repatriation to the United States. The Company shall promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of the affected Net Proceeds is permitted under the applicable local law, the repatriation shall be immediately effected and the repatriated Net Proceeds shall be applied in the manner set forth in this Section 5.10 as if the Asset Sale had occurred on the date of such repatriation.

                  (f) Notwithstanding the foregoing, to the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Proceeds so affected may be retained outside of the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

SECTION 5.11.              Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

                           (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                           (ii)     the Company delivers to the Administrative
                                    Agent:

                                    (A)      with respect to any Affiliate
                  Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant; and

                                    (B)      with respect to any Affiliate
                  Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, if there are no disinterested members of the Board of Directors, the Board of Directors shall have received a written opinion of an accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction or series of Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

                  (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 5.11(a):

                           (i) any employment agreement, employee benefit plan, stock option plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                           (ii) transactions between or among the Company and its Restricted Subsidiaries and between or among the Company's Restricted Subsidiaries;

                           (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                           (iv) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

                           (v) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

                           (vi) Restricted Payments that do not violate the provisions of this Agreement as described in
                                    Section 5.07 hereof;

                           (vii) loans or advances to employees in the ordinary course of business;

                           (viii)   any repurchase, redemption or other
                                    retirement of Capital Stock of the Company held by employees of the Company or any of its Subsidiaries upon death, disability or termination of employment at a price not in excess of the Fair Market Value thereof approved by the Board of Directors;

                           (ix) any transaction between or among the Company and any of its Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries; and

                           (x)      any agreement to do any of the foregoing.

                  (c) Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary shall be deemed to be in compliance with this Section 5.11.

SECTION 5.12.              Liens.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

                  (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant or permit to exist a Lien upon any property (whether then held by it or to be acquired by it at a future time) as security for any Priority Lien Debt, unless (1) such Lien secures all Priority Lien Debt on an equal and ratable basis and
         (2) the Collateral Trustee holds an enforceable and perfected Lien upon such property as security Equally and Ratably for all Parity Lien Obligations in second priority to Priority Lien Debt.

SECTION 5.13.              Limitation on Changes in the Nature of Business.

         The Company and its Restricted Subsidiaries shall engage only in Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole. In addition, the Company shall, and shall cause its Subsidiaries, to conduct their respective businesses in a manner so as to maintain the exemption of the Company and its Subsidiaries from treatment as a public utility holding company under PUHCA or an electric utility or public utility under any federal, state or local law; provided to the extent that any such law is amended following the date of this Agreement in such a manner that would (absent application of this proviso) make non-compliance with this Section 5.13 not result in a material adverse effect on the Company's results of operations or financial condition, then the Company shall not be required to comply with this Section 5.13, but only to the extent of actions or failures to act that would (absent application of this Section 5.13) constitute violations of this Section 5.13 solely as a result of such amendment.

SECTION 5.14.              Corporate Existence.

Subject to Article 6 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                           (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                           (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

SECTION 5.15.              Offer to Repurchase Upon Change of Control.

                  (a) If a Change of Control occurs, each Lender shall have the right to require the Company to repay all or any part (equal to $1,000 or an integral multiple of $1,000) of that Lender's Term Loans pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in this Agreement. In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, (the "Change of Control Payment"), to but excluding the date of repayment. Within 30 days following any Change of Control, the Company shall mail a notice to the Administrative Agent (for delivery to each Lender) describing the transaction or transactions that constitute the Change of Control and offering to repay all Term Loans on the change of control payment date (the "Change of Control Payment Date") specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Agreement and described in such notice.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                           (i) transfer to the Administrative Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Term Loans or portions thereof for which repayment has been requested; and

                           (ii) deliver or cause to be delivered to the Adminstrative Agent an Officers' Certificate stating the aggregate principal amount of Term Loans or portions thereof being repaid by the Company.

                  (c) The Administrative Agent shall promptly mail to each Lender so requesting the Change of Control Payment for such Term Loans.

                  (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (e) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Agreement are applicable.

                  (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and repays all Term Loans not withdrawn under the Change of Control Offer or (ii) notice of voluntary prepayment has been given in accordancy with Section 2.10 unless and until there is a default in payment of the applicable prepayment price.

SECTION 5.16.              Limitation on Sale and Leaseback Transactions.

                  (a) The Company shall not enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if:

                           (i)      the Company could have (a) incurred
                                    Indebtedness in an amount equal to the
                                    Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 5.09 (a) herein and (b) incurred a Lien to secure such Indebtedness pursuant to Section 5.12 herein;

                           (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Administrative Agent, of the property that is the subject of that sale and leaseback transaction; and

                           (iii) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 5.10 herein.

                  (b) This Section 5.16 shall not apply to the Company's Subsidiaries.

SECTION 5.17.              [Intentionally Omitted.]

SECTION 5.18.              [Intentionally Omitted.]

SECTION 5.19.              Limitation on Issuances of Guarantees of
Indebtedness.

The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company (other than the Existing Guarantees by the Canadian Guarantors) unless such Restricted Subsidiary simultaneously executes and delivers (1) supplemental agreements providing for the Guarantees of the payment of the Term Loans by such Restricted Subsidiary, which Guarantees shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless the Indebtedness of the Company so Guaranteed or secured is senior Indebtedness of the Company, in which case the Guarantees of the Term Loans may be pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness of the Company, and (2) a pledge or security agreement providing for a pledge of such assets to secure the Term Loans and all other Parity Lien Debt on an Equal and Ratable basis (subject only to Permitted Prior Liens).

SECTION 5.20.              [Intentionally Omitted.]

SECTION 5.21.              Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any other Term Loan Document unless such consideration is offered to be paid or agreed to be paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.22.              Designation of Restricted and Unrestricted
Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted shall be deemed to be an Investment made as of the time of the designation and shall reduce the remaining amount available for Restricted Payments under Section 5.07 herein or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

SECTION 5.23.              Suspension of Covenants.

                  (a)      If on any date following the date of this Agreement:

                           (i) the Term Loans are rated Baa3 or better by Moody's and BBB--or better by S&P; and

                           (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the Company and its Restricted Subsidiaries shall no longer be subject to Sections 5.07, 5.08, 5.09, 5.10
                                    (provided that the provisions of Section
                                    5.10 relating to the Sale of Designated
                                    Assets and the application of the proceeds therefrom shall remain in full force and effect and shall not be suspended), 5.11, 5.13, 5.22 and 6.01(iv) hereof (the
                                    "Suspended Covenants"); provided that all other provisions of this Agreement shall continue to be in full force and effect.

         Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB--, respectively, the Suspended Covenants shall be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 5.07 shall be made as if the covenant set forth in
Section 5.07 had been in effect since the date of this Agreement except that no Default shall be deemed to have occurred solely by reason of a Restricted Payment made while Section 5.07 was suspended. The covenant suspension provisions of this Section 5.23 shall continue to be applicable following any such reinstatement.

                                   ARTICLE VI

                                   SUCCESSORS

SECTION 6.01.              Merger, Consolidation, or Sale of Assets.

         The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                           (i)      either:

                                    (A)      the Company is the surviving
                  corporation; or

                                    (B)      the Person formed by or surviving
                  any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Agreement and the other Term Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent and the Collateral Trustee;

                           (iii) immediately after such transaction, no Default or Event of Default exists;

                           (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

                                    (A)      shall have Consolidated Net Worth
                  immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                                    (B)      shall, on the date of such
                  transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
                  Section 5.09(a) herein; and

                           (v) such transaction shall not impair the ability of the Company or any of its Subsidiaries to conduct their respective businesses in a manner so as to maintain the exemption of the Company and its Subsidiaries from treatment as a public utility holding company under PUHCA or an electric utility or public utility under any federal, state or local law, unless such exemption is no longer material to the Company and its Restricted Subsidiaries taken as a whole or to the Person formed by or surviving any such consolidation or merger (if other then the Company) and its Restricted Subsidiaries taken as a whole.

         In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         Notwithstanding the foregoing:

                                    (A)      the Company may merge with an
                  Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; and

                                    (B)      the Company and its Restricted
                  Subsidiaries may sell, assign, transfer, lease, convey or otherwise dispose of assets between or among each other (including by way of merger).

SECTION 6.02.              Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 6.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Term Loans except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 6.01 hereof.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

SECTION 7.01.              Events of Default.

Each of the following is an "Event of Default":

                           (i) default for 30 days in the payment when due of interest on the Term Loans;

                           (ii) default in payment when due of the principal of, or premium, if any, on the Term Loans;

                           (iii)    failure to comply with Section 5.10 or 5.15;

                           (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Administrative Agent or Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding to comply with any of the other agreements in this Agreement or the other Term Loan Documents;

                           (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, if that default:

                                    (A)      is caused by a failure to pay
                  principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                                    (B)      results in the acceleration of such
                  Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness repaid, within 20 days of the Company or such Restricted Subsidiary becoming aware of such default; provided that the provisions of this clause (v) shall not apply to any default on Non-Recourse Debt;

                           (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments (not covered by insurance) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 30 days;

                           (vii) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against the Company or any of its Restricted Subsidiaries for any reason; provided that such breach, repudiation or unenforceability relates to Collateral having an aggregate Fair Market Value of $50.0 million or more;

                           (viii) except as permitted by this Agreement, any Guarantee of the Term Loan Obligations shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Canadian Guarantor, or any Person acting on behalf of any Canadian Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Term Loan Obligations and such condition shall not have been cured within 30 days of written notice from the Administrative Agent or Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding; and

                           (ix) (a) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when take together, would consitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors or (5) generally is not paying its debts as they become due or (b) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that: (1) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case, (2) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or
                                    (3) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a

                                    Significant Subsidiary, and in any case
                                    under this clause (b) the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 7.02.              Acceleration.

                  (a) In the case of an Event of Default specified in clause (ix) of Section 7.01 hereof, with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Term Loans shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Administrative Agent or Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding may declare all the Term Loans to be due and payable immediately.

                  (b) Upon any such declaration, the Term Loans shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (ix) of Section 7.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Term Loans shall be due and payable immediately without further action or notice. Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding by written notice to the Administrative Agent may on behalf of all of the Lenders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.03.              Other Remedies.

                  (a) If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Term Loans or to enforce the performance of this Agreement.

                  (b) The Administrative Agent may maintain a proceeding even if it does not possess any of the Term Loans. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04.              Waiver of Past Defaults.

The Requisite Lenders by notice to the Administrative Agent may on behalf of the Lenders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Term Loans (including in connection with an offer to purchase); provided, however, that the Requisite Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agremeent; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.05.              Control by Majority.

The Requisite Lenders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust or power conferred on it. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement that the Administrative Agent determines may be unduly prejudicial to the rights of other Lenders or that may involve the Administrative Agent in personal liability.

SECTION 7.06.              [Intentionally Omitted.]

SECTION 7.07.              [Intentionally Omitted.]

SECTION 7.08.              Collection Suit by Administrative Agent.

If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Term Loans and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel.

SECTION 7.09.              Priorities.

If the Administrative Agent collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First: to the Administrative Agent, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Administrative Agent and the costs and expenses of collection;

Second: to the Lenders for amounts due and unpaid on the Term Loans for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Term Loans for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Administrative Agent may fix a record date and payment date for any payment to Lenders pursuant to this Section 7.10.

                                  ARTICLE VIII

                                     AGENTS

SECTION 8.01. Appointment of Agents. The Company and the Lenders acknowledge and agree that GSCP has acted and shall be credited as sole lead arranger and sole bookrunner of the Initial Term Loans and that GSCP is hereby appointed Administrative Agent hereunder and under the other Term Loan Documents. Each Lender hereby authorizes the Sole Lead Arranger and the Administrative Agent to act as its agent in accordance with the terms hereof and the other Term Loan Documents. The Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Term Loan Documents, as applicable. The provisions of this Article VIII are solely for the benefit of Agents and Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of Lenders and no Agent does or shall assume or be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Restricted Subsidiaries. The Sole Lead Arranger, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. GSCP in its capacity as the Sole Lead Arranger shall not have any duties, liabilities or obligations under the Term Loan Documents but shall be entitled to all benefits of this Article VIII.

SECTION 8.02. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Term Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Term Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Term Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Term Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Term Loan Documents except as expressly set forth herein or therein.

SECTION 8.03.              General Immunity.

                  (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Term Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Obligor to any Agent or any Lender in connection with the Term Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Term Loan Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Term Loan Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

                  (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Term Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Term Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Restricted Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Term Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05).

SECTION 8.04. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection herewith and otherwise without having to account for the same to Lenders.

SECTION 8.05.              Lenders' Representations, Warranties and
Acknowledgment.

                  (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Restricted Subsidiaries in connection with its Term Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Restricted Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  (b) Each Lender, by delivering its signature page to this Agreement and funding its Initial Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Term Loan Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

SECTION 8.06. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Obligor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Term Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Term Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

SECTION 8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Company and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to the Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Term Loan Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

                                   ARTICLE IX

                             COLLATERAL AND SECURITY

         The Collateral Trustee's Liens upon the Collateral shall no longer secure the Term Loan Obligations outstanding under this Agreement, and the right of Lenders to the benefits and proceeds of the Collateral Trustee's Liens on Collateral shall terminate and be discharged:

         (1) upon payment in full and discharge of all outstanding Term Loans and all other Term Loan Obligations that are outstanding, due and payable at the timeall of the Term Loans are paid in full and discharged; or

         (2) with the prior written consent of each Lender.

                                    ARTICLE X

                                RANKING OF LIENS

         Notwithstanding: (i) anything to the contrary contained in the Security Documents; (ii) the time of incurrence of any Series of Secured Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt; (iv) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral or (vi) the rules for determining priority under any law governing relative priorities of Liens, all Liens at any time granted by the Company or any other Obligor to secure any of the Parity Lien Debt shall be subject and subordinate to Priority Liens securing Priority Lien Obligations up to the Priority Lien Cap.

         The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Agent and the Collateral Trustee as holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this provision.

         In addition, the foregoing provision is intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor the Term Loans nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or shall ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

                                   ARTICLE XI

                               COLLATERAL SHARING

SECTION 11.01.             Equal and Ratable Lien Sharing by holders of Parity
Lien Debt.

Notwithstanding (i) anything to the contrary contained in the Security Documents; (ii) the time of incurrence of any Series of Parity Lien Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt; (iv) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral or (vi) the rules for determining priority under any law governing relative priorities of Liens:

                  (a) all Liens at any time granted by the Company or any other Obligor to secure any Parity Lien Obligations shall secure Equally and Ratably all present and future Parity Lien Obligations and

                  (b) all proceeds of all Liens at any time granted by the Company or any Obligor to secure any of the Parity Lien Debt and other Parity Lien Obligations shall be allocated and distributed Equally and Ratably on account of the Parity Lien Debt and other Parity Lien Obligations; provided that, for the avoidance of doubt, in the absence of an Event of Default, the Company shall be entitled to utilize cash proceeds of Collateral in the ordinary course of its business.

SECTION 11.02.             Enforcement.

The provisions of Section 11.01 are binding upon and intended for the benefit of the Collateral Trustee and each present and future holder of Parity Lien Obligations, each of whom shall be entitled to enforce such provisions as a third party beneficiary thereof.

SECTION 11.03.             Amendment.

                  (a)      No amendment or supplement to the provisions of this
         Article XI that adversely affects the right of any holder of Parity Lien Obligations to share in the Collateral Equally and Ratably shall become effective without the consent of each such holder.

                  (b) Any such amendment or supplement that imposes any obligation upon the Collateral Trustee or adversely affects the rights of the Collateral Trustee in its individual capacity shall become effective only with the consent of the Collateral Trustee.

                  (c) No waiver of the provisions of this Article XI shall in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.03, by the party to be bound thereby.

                                  ARTICLE XII

                              INTENTIONALLY OMITTED

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.01. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Obligor, the Sole Lead Arranger, the Collateral Trustee or the Administrative Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Term Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent. Documents, notices or reports required to be delivered to the Lenders pursuant to Sections 2.11, 5.03(a), 5.04 and 5.15 may be delivered electronically and posted electronically on IntraLinks/IntraAgency or other relevant website to which the Lenders have access (whether a commercial, third-party website or whether sponsored by Administrative Agent), if any; provided that (i) the Administrative Agent shall deliver paper copies of such reports to any Lender upon written request therefor; and (ii) the Administrative Agent shall notify (which may be by facsimile or electronic mail) each Lender of the posting of any such reports and provide to each Lender by email electronic versions (i.e. soft copies) of such reports.

SECTION 13.02. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly:

                  (a) all expenses associated with the creation and perfection of security interests and associated documents, including, without limitation, the Security Documents and all Financing Statements, including filing fees and the reasonable fees and disbursements of Latham & Watkins LLP, counsel to the Sole Lead Arranger, incurred in connection therewith and the fees and disbursements of local counsel incurred in connection therewith, in each case, prior to the Closing Date;

                  (b) all the actual and reasonable costs and expenses incurred after the Closing Date of preparation of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto;

                  (c) all the costs incurred after the Closing Date of furnishing all opinions by counsel for the Company and the other Obligors;

                  (d) after the Closing Date, the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company;

                  (e) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Trustee, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents;

                  (f) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers;

                  (g) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Trustee and its counsel) in connection with the custody or preservation of any of the Collateral;

                  (h) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Term Loans and Term Loan Commitments and the negotiation, preparation and execution of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and

                  (i) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Term Loan Obligations of or in collecting any payments due from any Obligor hereunder or under the other Term Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Term Loan Guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

SECTION 13.03.             Indemnity.

                  (a) In addition to the payment of costs and expenses pursuant to Section 13.02, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Administrative Agent and Lender and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

                  (b) All amounts due under Section 13.03(a) shall be payable not later than 10 days after written demand therefor.

                  (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 13.03(a) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  (d) The Company shall not assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Term Loan Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (e) The agreements in this Section 13.03 shall survive repayment of the Term Loans and all other amounts payable hereunder.

SECTION 13.04. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Obligor at any time or from time to time subject to the consent of the Administrative Agent, without prior written notice to any Obligor or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Obligor against and on account of the obligations and liabilities of any Obligor to such Lender hereunder, and under the other Term Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Term Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Obligor hereby further grants to the Administrative Agent and each Lender a security interest in all deposit accounts maintained with the Administrative Agent or such Lender as security for the Term Loan Obligations.

SECTION 13.05.             Amendments and Waivers.

                  (a) Requisite Lenders' Consent. Subject to Section 13.05(e), no amendment, modification, termination or waiver of any provision of the Term Loan Documents, or consent to any departure by any Obligor therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and any additional consents required by Sections 13.05(b) and (c).

                  (b) Affected Lenders' Consent. No amendment, modification, termination, or consent shall be effective if the effect thereof would:

                           (i) extend the scheduled final maturity of any Term Loan or Term Loan Note outstanding to any Lender without the prior written consent of that Lender;

                           (ii) waive, reduce or postpone any scheduled repayment (but not prepayment) due to any Lender without the prior written consent of that Lender;

                           (iii) reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term

                                    Loan pursuant to Section 2.07) payable to any Lender or reduce or extend any fee payable hereunder to any Lender without the prior written consent of that Lender;

                           (iv) reduce the principal amount of any Term Loan outstanding to any Lender without the prior written consent of that Lender;

                           (v) amend, modify, terminate or waive any provision of this Section 13.05(b), as it applies to any Lender without the prior written consent of that Lender;

                           (vi) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, without the consent of the Requisite Lenders as set forth in Section 2.19 hereof and otherwise with the consent of the Requisite Lenders additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Initial Term Loan Commitments and the Initial Term Loans are included on the Closing Date;

                           (vii) (x) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guarantee under the Guarantee and Collateral Agreement without the prior written consent of all Lenders or
                                    (y) release any Collateral from the Liens created by the Security Documents except as specifically provided for in this Agreement and the Security Documents; or

                           (viii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Term Loan Document without the prior written consent of all Lenders.

                  (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Term Loan Documents, or consent to any departure by any Obligor therefrom, shall amend, modify, terminate or waive any provision of Article VIII as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of the Administrative Agent.

                  (d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this

         Section 13.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Obligor, on such Obligor.

                  (e) Certain Amendments. Notwithstanding the preceding provisions of this Section 13.05, the Company and the Administrative Agent may amend or supplement the Term Loan Documents without the consent of any Lender:

                           (i)      to cure any ambiguity, defect or
                                    inconsistency;

                           (ii) to provide for the assumption of the Company's obligations to the Lenders by a successor to the Company pursuant to Article V hereof;

                           (iii) to make any change that would provide any additional rights or benefits to the Lenders or that does not adversely affect the legal rights hereunder of any Lender;

                           (iv)     to allow any Guarantor to execute a
                                    supplemental Guarantee with respect to the Term Loans;

                           (v) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Agreement or any of the Security Documents;

                           (vi) to conform the text of this Agreement, the Term Loan Notes or the Security Documents to any provision of the Description of the Notes section of the Offering Circular to the extent that such provision of the Description of the Notes section of the Offering Circular was intended to be a verbatim recitation of a provision of this Agreement, the Term Loan Notes or the Security Documents; or

                           (vii) to reflect any waiver or termination of any right arising under the provisions of this Agreement that otherwise would be enforceable by any holder of the Initial Notes, if such waiver or termination is set forth in the indentures governing such Initial Notes, provided that no such waiver or amendment shall adversely affect the rights of the Lenders.

SECTION 13.06.             Successors and Assigns; Participations.

                  (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and the other parties hereto. No Obligor's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Obligor without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Register. The Company, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loan Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 13.06(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loan Commitments or Term Loans.

                  (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loan Commitment or Term Loans owing to it or other Term Loan Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan and any related Term Loan Commitments):

                           (i)      to any Person meeting the criteria of clause
                                    (i) of the definition of the term of
                                    "Eligible Assignee" upon the giving of
                                    notice to the Company and the Administrative
                                    Agent; and

                           (ii)     to any Person meeting the criteria of clause
                                    (ii) of the definition of the term of
                                    "Eligible Assignee";

provided, further each such assignment pursuant to this Section 13.06(c) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent or as shall constitute the aggregate amount of the Term Loan Commitments and Term Loans outstanding to the assigning Lender).

                  (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.17(c).

                  (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Company and shall maintain a copy of such Assignment Agreement.

                  (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 13.06, the disposition of such Term Loan Commitments or Term Loans or any interests therein shall at all times remain within its exclusive control).

                  (g) Effect of Assignment. Subject to the terms and conditions of this Section 13.06, as of the "Effective Date" specified in the applicable Assignment Agreement:

                           (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof;

                           (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under
                                    Section 13.08 and be released from its
                                    obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Term Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder);

                           (iii) the Term Loan Commitments shall be modified to reflect the Term Loan Commitment of such assignee; and

                           (iv) if any such assignment occurs after the issuance of any Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to the Administrative Agent for cancellation, and thereupon the Company shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Term Loans of the assignee and/or the assigning Lender.

                  (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Company, any of its Restricted Subsidiaries or any of its Affiliates) in all or any part of its Term Loan Commitments, Term Loans or in any other Term Loan Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would:

                           (i) extend the final scheduled maturity of any Term Loan or Term Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Term Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof);

                           (ii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement; or

                           (iii) release all or substantially all of the Collateral under the Security Documents (except as expressly provided in the Term Loan Documents) supporting the Term Loans hereunder in which such participant is participating.

The Company agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of
Section 2.17 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.17 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 13.04 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.14 as though it were a Lender.

                  (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 13.06, any Lender may assign and/or pledge all or any portion of its Term Loans, the other Term Loan Obligations owed by or to such Lender, and its Term Loan Notes, if any, to secure obligations of such Lender including, without limitation, (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and (ii) with respect to any Lender that is a fund that invests in bank loans, to any trustee or holder of obligations owed, or securities issued by, such fund as security for such obligations or securities or to any other representative of such holders; provided, no Lender, as between the Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, trustee or such holder of obligations be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  (j) Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

SECTION 13.07. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 13.08. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Term Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Obligor set forth in Sections 2.15(c), 2.16, 2.17, 13.02, 13.03, 13.04, 13.15, 13.16 and 13.17 and the agreements of Lenders set forth in Sections 2.14, 8.03(b) and 8.06 shall survive the payment of the Term Loans and the termination hereof.

SECTION 13.09. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Term Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Term Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 13.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Term Loan Obligations. To the extent that any Obligor makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 13.11. Severability. In case any provision in or obligation under any Term Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 13.12. Term Loan Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Term Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 13.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 13.14. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

SECTION 13.15. Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating hereto or any other Term Loan Document, or any of the Term Loan Obligations, may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this agreement, each party hereto, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Obligor at its address provided in accordance with Section 13.01; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable Obligor in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Obligor in the courts of any other jurisdiction.

SECTION 13.16. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT

CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TERM LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 13.17. Confidentiality. Each Lender shall hold all non-public information regarding the Company and its business identified as such by the Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by the Company that, in any event, a Lender may make:

                  (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 13.17);

                  (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Commodity Hedge Agreements and Financial Hedge Agreements (provided, such assignee, transferee, participant, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 13.17);

                  (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Obligors received by it from any of the Agents or any Lender, and

                  (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of this Agreement, the Indentures, the Credit Agreement and the transactions contemplated hereby or thereby (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement, the Indentures, the Credit Agreement and the transactions contemplated hereby or thereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to this Agreement, the Indentures, the Credit Agreement and the transactions contemplated hereby or thereby, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 13.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Term Loan Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Company shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Company.

SECTION 13.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement, or any Joinder Agreement in connection herewith, by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 13.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 13.21.             Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement must include:

                           (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                           (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  CALPINE CORPORATION

                                  By:  /s/ Michael Thomas
                                       -------------------------
                                       Name:  Michael Thomas
                                       Title:  SVP and Treasurer

                                  GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                  as Administrative Agent, Sole Lead Arranger and a Lender

                                  By: /s/ RT Wagner
                                      ---------------------------------------
                                             Authorized Signatory

                                             ROBERT WAGNER
                                             Authorized Signatory

                                                                      APPENDIX A
                                                          TO TERM LOAN AGREEMENT

                          INITIAL TERM LOAN COMMITMENTS

===========================================================================================
                                                                                    Pro
            Lender                            Term Loan Commitment               Rata Share
===========================================================================================
Goldman Sachs Credit Partners L.P.                $750,000,000.00                  100%
-------------------------------------------------------------------------------------------
Total                                             $750,000,000.00                  100%
===========================================================================================

                                                                      APPENDIX B
                                                          to Term Loan Agreement

                                NOTICE ADDRESSES

Administrative Agent's
Principal Office:                           Goldman Sachs Credit Partners L.P.
                                            85 Broad Street
                                            New York, NY 10004
                                            Attention: Pedro Ramirez

Sole Lead Arranger:                         Goldman Sachs Credit Partners L.P.
                                            85 Broad Street
                                            New York, NY 10004
                                            Attention: Pedro Ramirez

Obligors:                                   Calpine Corporation
                                            50 West San Fernando Street
                                            San Jose, CA 95113
                                            Attention: General Counsel

Collateral Trustee:                         The Bank of New York
                                            101 Barclay Street
                                            Floor 8 West
                                            New York, NY 10286
                                            Attention: Corporate Trust
                                            Administration

                                                                SCHEDULE 1.01(a)

                              MORTGAGED PROPERTIES

                                                                SCHEDULE 1.01(b)

                              PLEDGED SUBSIDIARIES

                                                                SCHEDULE 4.01(c)

                              CAPITAL STOCK MATTERS

                                                               SCHEDULE 4.01(aa)

                    SUBSIDIARY COMPANIES OF HOLDING COMPANIES

                                                               SCHEDULE 4.01(cc)

                     FIRST-TIER PUBLIC UTILITY SUBSIDIARIES

                                                               SCHEDULE 4.01(dd)

                           EXEMPT WHOLESALE GENERATORS

                                                               SCHEDULE 4.01(ee)

                        TEXAS RETAIL SERVICE SUBSIDIARIES

                                                               SCHEDULE 4.01(hh)

                           RETAIL SERVICE SUBSIDIARIES

                                                               SCHEDULE 4.01(ii)

                                 FERC COMPLAINTS

                                                                       EXHIBIT A
                                                      TO THE TERM LOAN AGREEMENT

                                     FORM OF
                              ASSIGNMENT AGREEMENT

                                                          Date: _______ __, ____

Goldman Sachs Credit Partners L.P.,
as the Administrative Agent
85 Broad Street
New York, New York 10004
Attention: Pedro Ramirez

Calpine Corporation
50 West San Fernando Avenue
San Jose, CA 95113
Attention: Senior Vice President-Finance

Re: Assignment Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), among Calpine Corporation, a Delaware corporation (the "Company"), the lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as sole lead arranger and solebook runner, and Goldman Sachs Credit Partners L.P., as administrative agent. Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

As of [INSERT EFFECTIVE DATE OF ASSIGNMENT] (the "Effective Date"), [INSERT NAME OF ASSIGNOR] (the "Assignor") irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to [INSERT NAME OF ASSIGNEE] (the "Assignee"), and the Assignee irrevocably purchases from the Assignor and assumes (as more particularly described in Schedule I hereto), [INSERT PERCENTAGE OF TERM LOANS TO BE ASSIGNED]% of (a) the Term Loans under the Term Loan Agreement and (b) all related rights, benefits, obligations, liabilities, and indemnities under and in connection with the Term Loan Agreement and the other Term Loan Documents (the "Assigned Portion") (which represents $[INSERT AMOUNT TO BE ASSIGNED WHICH AGGREGATE AMOUNT MUST BE NOT LESS THAN $1,000,000] (OR SUCH LESSER AMOUNT AS SHALL BE AGREED BY THE COMPANY AND THE ADMINISTRATIVE AGENT OR AS SHALL CONSTITUTE THE AGGREGATE AMOUNT OF THE ASSIGNOR'S TERM LOANS AND OTHER OBLIGATIONS OWED TO THE ASSIGNOR)]). After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's outstanding Term Loans for the purposes of the Term Loan Agreement and each other Term Loan Document will be as set forth in
Schedule I hereto.

In addition, this Agreement constitutes notice to the Administrative Agent, pursuant to Section 13.06 of the Term Loan Agreement, of the assignment and delegation to the Assignee of the Assigned Portion of the Term Loans of the Assignor outstanding under the Term Loan Agreement as of the Effective Date, subject to its written consents (as evidenced by your execution of this Agreement).

All accrued and unpaid interest, fees and other amounts payable with respect to the Assigned Portion for any period of time prior to the Effective Date shall be payable to the Assignor, and all accrued and unpaid interest, fees and other amounts payable with respect to the Assigned Portion for any period from and after the Effective Date shall be payable to the Assignee. The Assignor and Assignee each agree to hold in trust for the other any such amounts that it receives pursuant to any Term Loan Document and to which the other party is entitled.

The Assignee confirms and agrees that in becoming a Lender and in making its Term Loans under the Term Loan Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Administrative Agent, except for the representations expressly set forth below.

The Assignor represents and warrants that it is legally authorized to enter into and deliver this Agreement, that its existing aggregate Term Loans is as set forth on Schedule I hereto, that it is the legal and beneficial owner of the Assigned Portion and that it has not created any adverse claim on its interest in the Assigned Portion. Except as set forth in the previous sentence, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Term Loan Agreement, any other Term Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Company or any of their Subsidiaries or the performance or observance by any Lender or any of the Agents of any of its obligations under the Term Loan Agreement, any other Term Loan Document or any other instrument or document furnished pursuant hereto or thereto.

The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and that it is legally authorized to enter into and deliver this Agreement, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of business and without a view to the distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws, (b) confirms that it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 of the Term Loan Agreement and copies of the documents which were required to be delivered under the Term Loan Agreement as a condition to the making of Term Loans thereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (c) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement and the other Term Loan Documents are required to be performed by it as a Lender, and (d) attaches the forms prescribed by applicable Governmental Authorities as to the Assignee's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Assignee under any of the Term Loan Documents or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty. In addition, the Assignee, independently and without reliance upon the Assignor, the Administrative Agent, any other Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement, the other Term Loan Documents and the other instruments and documents delivered in connection therewith.

Following the execution of this Agreement, it will be delivered to the Administrative Agent for recording by the Administrative Agent pursuant to
Section 13.06 of the Term Loan Agreement, effective as of the Effective Date. The Assignor attaches hereto the Term Note held by it, if any, evidencing the Assigned Portion and (i) upon request by the Assignee, will request that the Administrative Agent exchange the attached Note for a new Note payable to the Assignee and (ii) if the Assignor has retained any interest, may request that the Administrative Agent exchange the attached Note for a new Note payable to the Assignor, in each case in amounts which reflect the assignment being made hereby and after giving effect to any other assignments which have become effective on the Effective Date.

Except as otherwise provided in the Term Loan Agreement, effective as of the Effective Date:

         (a)      the Assignee:

                  (i) shall be deemed automatically to have become a party to the Term Loan Agreement, have all the rights and obligations of a "Lender" under the Term Loan Agreement and the other Term Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph of this Agreement, and hereby expressly confirms its undertakings regarding its appointments and indemnity obligations provided for in Article XIII of the Term Loan Agreement; and

                  (ii) agrees to be bound by the terms and conditions set forth in the Term Loan Agreement and the other Term Loan Documents as if it were an original signatory thereto; and

         (b) the Assignor shall be released from its obligations and shall relinquish its rights under the Term Loan Agreement and the other Term Loan Documents to the extent specified in the second paragraph of this Agreement, except with regard to those provisions that expressly survive the termination of the Term Loan Agreement to the extent such provisions relate to the time prior to the Effective Date.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Term Loan Commitments and Term Loans:

         (A)      Address                       for              Notices:
                  -------------------------------------------------------

         Institution                                               Name:
         Attention:
         Domestic                                                  Office:
         Telephone:
         Facsimile:

(B)      Payment Instructions:

The Assignee has attached hereto the forms, certificates or other evidence required by Section 2.17(c) of the Term Loan Agreement no later than the date of acceptance hereof by the Administrative Agent. The Assignee has also attached hereto any powers of attorney or other public or private documents requested by the Collateral Agent which are necessary to enable the Collateral Agent to enforce any of the Security Documents on behalf of the Secured Parties.

The Administrative Agent shall notify the Company of any such assignments.

This Agreement may be executed by the Assignor and Assignee in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. The delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The parties hereto hereby agree to execute and deliver such other documents or instruments as shall be necessary to effect the purposes of this Agreement.

This agreement shall be governed by the laws of the state of New York without regard to the conflicts of law provisions thereof, other than sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

                            (Signature Page Follows)

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Assignment and Acceptance Agreement as of the date first written above.

                            [INSERT NAME OF ASSIGNOR]

                            By:____________________________
                               Name:
                               Title:

                            [INSERT NAME OF ASSIGNEE]

                             By:___________________
                                Name:
                                Title:

Accepted and acknowledged
for recording in the Register
this ____ day of ________, ___

[INCLUDE THE FOLLOWING ACKNOWLEDGEMENTS AND AGREEMENTS IN RESPECT OF ASSIGNMENTS FOR LESS THAN $1,000,000 IF SUCH ASSIGNMENT IS FOR AN AMOUNT DOES NOT CONSTITUTE THE AGGREGATE AMOUNT OF THE TERM LOAN COMMITMENTS AND TERM LOANS OUTSTANDING TO THE ASSIGNING LENDER]

Acknowledged and Agreed

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: __________________________________
         Name:
         Title:

CALPINE CORPORATION

By: __________________________________

         Name:
         Title:

                                                                      SCHEDULE I
                                                         to Assignment Agreement

A.  Assigned Portion:

    Term Loans and Applicable Percentage with respect thereto                                 $________
                                                                                               ________%
B.  Assignor's Adjusted Total Term Loans (after giving effect to the assignment contemplated hereby):

    Term Loans and Applicable Percentage with respect thereto                                 $________
                                                                                               ________%

C. Assignee's Adjusted Total Term Loans (after giving effect to the assignment contemplated hereby):

    Term Loans and Applicable Percentage with respect thereto                                 $________
                                                                                               ________%

                                                                       EXHIBIT B
                                                      to the Term Loan Agreement

                          [LETTERHEAD OF NON-US LENDER]

                     FORM OF CERTIFICATE RE: NON-BANK STATUS

                                              Certificate Date: _______ __, ____

Goldman Sachs Credit Partners L.P.
as the Administrative Agent
85 Broad Street
New York, New York 10004
Attention: Pedro Ramirez

Re: Non-Bank Status

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), by and among Calpine Corporation, a Delaware corporation (the "Company"), the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole bookrunner, and Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Administrative Agent). Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[INSERT NAME OF NON-U.S. LENDER] (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.17(c) of the Term Loan Agreement. The Non-U.S. Lender hereby represents and warrants as follows:

                  (c) The Non-U.S. Lender is the sole record and beneficial owner of the Term Loans or the obligations evidenced by Term Loan Note in respect of which it is providing this certificate.

                  (d)      The Non-U.S. Lender is not a "bank" for purposes of
         Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

         (1) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

         (2) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  (e) The Non-U.S. Lender is not a 10 percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code.

                  (f) The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c) (3)(C) of the Code.

                            (Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has duly executed this certificate by its respective authorized representative as of the day and year first above written.

                           [INSERT NAME OF NON-U.S. LENDER]

                           By: ________________________________________________
                               Name:
                               Title:

                                                                       EXHIBIT C
                                                      to the Term Loan Agreement

                             [LETTERHEAD OF COMPANY]

                                     FORM OF
                         CONVERSION/CONTINUATION NOTICE

                                                            Date: _____ __, ____

Goldman Sachs Credit Partners L.P.
as the Administrative Agent
85 Broad Street
New York, New York 10004
Attention: Pedro Ramirez

Re: Conversion/Continuation Notice

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), by and among Calpine Corporation, a Delaware corporation (the "Company"), the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole bookrunner, and Goldman Sachs Credit Partners L.P., as administrative agent (together with its successors in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

 The Company hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Term Loan Agreement, that the Borrower hereby requests a [CONVERSION] [CONTINUATION] of Term Loans under the Term Loan Agreement and, in connection therewith, sets forth below the information relating to such [CONVERSION] [CONTINUATION] (the "Proposed [Conversion][Continuation]") as required by
Section 2.06 of the Term Loan Agreement. The Borrower hereby requests that Term Loans be [CONVERTED] [CONTINUED] as follows:

                  (i)      The effective date of the proposed
[CONVERSION][CONTINUATION] is ______, _______ (which is a Business Day). (ii) $___________ of the currently outstanding principal amount of Term Loans currently being maintained as Eurodollar Rate Loans with an Interest Period of __________ month(s), the last day of which is the date of the Proposed Conversion/Continuation referred to in clause (i) above, should be:

                           (A) continued as $__________ of Eurodollar Rate Loans with an Interest Period of ________ month(s); and

                           (B)      converted into $__________ of Base Rate
                  Loans.

         (iii) $__________ of the currently outstanding principal amount of Term Loans currently being maintained as Base Rate Loans should be:

                           (A)      continued as $__________ of Base Rate Loans;

                           (B) converted into $_________ of Eurodollar Rate Loans with an Interest Period of ________ month(s); and

                           (C) converted into $__________ of Eurodollar Rate Loans with an Interest Period of _______ month(s).

[(b) [INCLUDE THE FOLLOWING IF THE PROPOSED CONVERSION OR CONTINUATION IS A CONVERSION TO, OR A CONTINUATION OF, A EURODOLLAR RATE LOAN] The Company hereby certifies that, as of the date hereof, no Default or Event of Default has occurred or is continuing.]

                            (Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Continuation/Conversion Notice to be executed and delivered by an Officer of the Company on the date first written above.

CALPINE CORPORATION

By:
Name:
Title:

                                                                       EXHIBIT D
                                                      to the Term Loan Agreement

                           [LETTERHEAD OF THE COMPANY]

                                     FORM OF
                                 FUNDING NOTICE

                                              Certificate Date: _______ __, ____

Goldman Sachs Credit Partners L.P.
as the Administrative Agent
85 Broad Street
New York, New York 10004
Attention: Pedro Ramirez

Re: Funding Notice

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), by and among Calpine Corporation, a Delaware corporation (the "Company"), the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Administrative Agent") and as Sole Lead Arranger and Sole Bookrunner, The Bank of Nova Scotia, as Arranger and Syndication Agent, TD Securities (USA) Inc., ING (U.S.) Capital LLC and Landesbank Hessen-Thuringen, as Co-Arrangers, and Credit Lyonnaise New York Branch and Union Bank of California, N.A., as Managing Agents. Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

         The Company hereby gives you notice in accordance with Section 2.01 of the Credit Agreement that the Company irrevocably requests that the following Term Loans be made on July __, 2003 (which date satisfies the requirements set forth in Section 2.01 of the Credit Agreement), in each case, as described below:

         (a) The Company hereby requests that a Term Loan be made in an aggregate principal amount of [$_________] with an initial Interest Period of [____] months.

         [(b)     The Company hereby requests that a Term Loan be made in an aggregate principal amount of [$_________] with an initial Interest Period of [____] months.]

                            (Signature Page Follows)

         IN WITNESS WHEREOF, on behalf of the Company, this certificate is delivered as of the date first above written.

                                  CALPINE CORPORATION

                                  By: __________________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT E
                                                      to the Term Loan Agreement

                              [INSERT LENDER NAME]

                                 LENDER ADDENDUM

Reference is made to the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), among Calpine Corporation, a Delaware corporation, the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole bookrunner, and Goldman Sachs Credit Partners L.P., as administrative agent. Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 13.06(j) of the Term Loan Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

This Lender Addendum shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of July, 2003.

                                  ______________________________________________
                                  Name of Lender

                                  By: _________________________________________
                                      Name:
                                      Title:

Accepted                             and                       agreed:

CALPINE                                                       CORPORATION

By: ____________________________________________
Name:
Title:
GOLDMAN                      SACHS             CREDIT         PARTNERS     L.P.,
as                                         Administrative                 Agent

By: _________________________________
Name:
Title:

                         COMMITMENTS AND NOTICE ADDRESS

1.                                      Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:
2.                                      Term Loan Commitment:

                                                                       EXHIBIT F
                                                      to the Term Loan Agreement

Goldman Sachs Credit Partners L.P.,
85 Broad Street
New York, New York 10004
Attention: Pedro Ramirez

                            LENDER JOINDER AGREEMENT

                  The undersigned, [INSERT LENDER'S NAME] (the "New Term Loan Lender"), hereby agrees to become party to the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), among Calpine Corporation, a Delaware corporation (the "Company"), the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole bookrunner, and Goldman Sachs Credit Partners L.P., as administrative agent (together with its successors in such capacity, the "Administrative Agent"). Upon the funding of the Additional Term Loans, the New Term Loan Lender agrees to be bound by, and to perform in respect of the Additional Term Loans, all of the Obligations of a Lender under the Term Loan Agreement.

                  The amount of Additional Term Loan Commitment of the New Term Loan Lender shall be $[__________]. Except as otherwise set forth herein, the Additional Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                  (a) if a Base Rate Loan, at the Base Rate plus [___]% per annum; or

                  (b) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus [___]% per annum.

                  The New Term Loan Lender hereby advises you of the following administrative details with respect to the Additional Term Loan Commitments and Additional Term Loans:

                  (a)      Address for Notices:

                           Institution Name:
                           Attention:
                           Domestic Office:
                           Telephone:
                           Facsimile:

                  (b)      Payment Instructions

                  The provisions of Article XIII of said Term Loan Agreement shall apply with like effect to this Lender Joinder Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of ___________________, 20____.

                                  [__________________________________]

                                  By: ______________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT G
                                                      to the Term Loan Agreement

                             FORM OF TERM LOAN NOTE

$____________                           ______________________,

FOR VALUE RECEIVED, the undersigned, Calpine Corporation (the "Company"), hereby
unconditionally promises to pay to the order of [         ] (the "Lender") the
principal sum in immediately available funds, of [         ] or, if less, the
aggregate unpaid principal amount of all Term Loans made by the Lender to the Company pursuant to Section 2.01 of the Term Loan Agreement. The Company further agrees to pay interest in like money at the Principal Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.05 of the Term Loan Agreement.

The holder of this Term Loan Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Term Loan made pursuant to the Term Loan Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof and, in the case of Eurodollar Rate Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Company in respect of any Term Loan.

This Term Loan Note (a) is one of the Term Loan Notes referred to in the Credit Agreement, dated as of July 16, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Term Loan Agreement"), by and among the Company, the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole bookrunner, and Goldman Sachs Credit Partners L.P., as administrative agent; (b) is subject to the provisions of the Term Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Term Loan Agreement. This Term Loan Note is secured and guaranteed as provided in the Term Loan Documents. Reference is hereby made to the Term Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Loan Note in respect thereof.

Upon the occurrence of any Event of Default, all principal and all accrued interest then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in, and subject to, the Term Loan Agreement.

All parties now and hereafter liable with respect to this Term Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

This Term Loan Note has been delivered in New York, New York and shall be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof (other than sections 5-1401 and 5-1402 of the general obligations law of the state of New York).

                                  CALPINE CORPORATION

                                  By:______________________________
                                     Name:
                                     Title:

Schedule A
to Term Loan Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF TERM LOANS

----------------------------------------------------------------------------------------------------------
                                               Interest Period
    Date        Amount of Term Loans          (if applicable)   Amount of Principal Repaid
             -----------------------------                      ---------------------------
                                                                             Euro Dollar     Notation Made
             Base Rate     Euro Dollar Rate                      Base Rate       Rate             By
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                      A-1